Exhibit 10.17



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                     REVOLVING CREDIT AND GUARANTY AGREEMENT

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                                      Among

                               KASPER A.S.L., LTD.
   a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code as Borrower

                                       and

                        THE SUBSIDIARIES OF THE BORROWER
                        NAMED HEREIN, Each a Debtor and a
                  Debtor-in-Possession under Chapter 11 of the
                                 Bankruptcy Code

                                  as Guarantors

                                       and

                             THE BANKS PARTY HERETO,

                                       and

                              JPMORGAN CHASE BANK,

                  as Administrative Agent, Documentation Agent
                              and Collateral Agent

                          J.P. MORGAN SECURITIES INC.,
                                 as Book Manager
                                       and
                                  Lead Arranger

                                       and

                     THE CIT GROUP/COMMERCIAL SERVICES, INC.
                              as Collateral Monitor

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                          Dated as of February 5, 2002

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
                                TABLE OF CONTENTS

                                                                                               Page
SECTION1.     DEFINITIONS.........................................................................3
     SECTION 1.01       Defined Terms.............................................................3
     SECTION 1.02       Terms Generally..........................................................18
SECTION2.     AMOUNT AND TERMS OF CREDIT.........................................................19
     SECTION 2.01       Commitments of the Banks.................................................19
     SECTION 2.02       Borrowing Base...........................................................19
     SECTION 2.03       Letters of Credit........................................................20
     SECTION 2.04       Issuance.................................................................22
     SECTION 2.05       Nature of Letter of Credit Obligations Absolute..........................22
     SECTION 2.06       Making of Loans..........................................................23
     SECTION 2.07       Repayment of Loans; Evidence of Debt.....................................24
     SECTION 2.08       Interest on Loans........................................................25
     SECTION 2.09       Default Interest.........................................................25
     SECTION 2.10       Optional Termination or Reduction of Commitment..........................25
     SECTION 2.11       Alternate Rate of Interest...............................................26
     SECTION 2.12       Refinancing of Loans.....................................................26
     SECTION 2.13       Mandatory Prepayment; Commitment Termination; Cash Collateral............27
     SECTION 2.14       Optional Prepayment of Loans; Reimbursement of Banks.....................28
     SECTION 2.15       Reserve Requirements; Change in Circumstances............................30
     SECTION 2.16       Change in Legality.......................................................31
     SECTION 2.17       Pro Rata Treatment, etc..................................................32
     SECTION 2.18       Taxes....................................................................32
     SECTION 2.19       Fees.....................................................................33
     SECTION 2.20       Commitment Fee...........................................................33
     SECTION 2.21       Letter of Credit Fees....................................................33
     SECTION 2.22       Nature of Fees...........................................................34
     SECTION 2.23       Priority and Liens.......................................................34
     SECTION 2.24       Right of Set-Off.........................................................36
     SECTION 2.25       Security Interest in Letter of Credit Accounts...........................37
     SECTION 2.26       Payment of Obligations...................................................37
     SECTION 2.27       No Discharge; Survival of Claims.........................................37
     SECTION 2.28       Use of Cash Collateral...................................................37
SECTION3.     REPRESENTATIONS AND WARRANTIES.....................................................38
     SECTION 3.01       Organization and Authority...............................................38
     SECTION 3.02       Due Execution............................................................38
     SECTION 3.03       Statements Made..........................................................39
     SECTION 3.04       Financial Statements.....................................................39
     SECTION 3.05       Ownership................................................................39
     SECTION 3.06       Liens....................................................................39
     SECTION 3.07       Compliance with Law......................................................39
     SECTION 3.08       Insurance................................................................40
     SECTION 3.09       Use of Proceeds..........................................................40
     SECTION 3.10       Litigation...............................................................40

                                TABLE OF CONTENTS
                                   (continued)


SECTION4.     CONDITIONS OF LENDING..............................................................40
     SECTION 4.01       Conditions Precedent to Initial Loans and Initial Letters of Credit......40
     SECTION 4.02       Conditions Precedent to Each Loan and Each Letter of Credit..............43
     SECTION 4.03       Conditions Precedent to Tranche B Loans and Tranche B Letters of Credit..44
SECTION5.     AFFIRMATIVE COVENANTS..............................................................45
     SECTION 5.01       Financial Statements, Reports, etc.......................................45
     SECTION 5.02       Corporate Existence......................................................47
     SECTION 5.03       Insurance................................................................47
     SECTION 5.04       Obligations and Taxes....................................................48
     SECTION 5.05       Notice of Event of Default, etc..........................................48
     SECTION 5.06       Access to Books and Records..............................................48
     SECTION 5.07       Maintenance of Concentration Account.....................................48
     SECTION 5.08       Borrowing Base Certificate...............................................48
     SECTION 5.09       Collateral Monitoring and Review.........................................49
SECTION6.      NEGATIVE COVENANTS................................................................49
     SECTION 6.01       Liens....................................................................49
     SECTION 6.02       Merger, etc..............................................................49
     SECTION 6.03       Indebtedness.............................................................49
     SECTION 6.04       Capital Expenditures.....................................................50
     SECTION 6.05       EBITDA...................................................................50
     SECTION 6.06       Guarantees and Other Liabilities.........................................50
     SECTION 6.07       Chapter 11 Claims........................................................51
     SECTION 6.08       Dividends; Capital Stock.................................................51
     SECTION 6.09       Transactions with Affiliates.............................................51
     SECTION 6.10       Investments, Loans and Advances..........................................51
     SECTION 6.11       Disposition of Assets....................................................51
     SECTION 6.12       Nature of Business.......................................................51
     SECTION 6.13       Minimum Availability.....................................................52
     SECTION 6.14       Maximum Outstandings.....................................................52
     SECTION 6.15       Cash Flow................................................................52
SECTION7.      EVENTS OF DEFAULT.................................................................53
     SECTION 7.01       Events of Default........................................................53
SECTION8.      THE AGENT; COLLATERAL MONITOR.....................................................56
     SECTION 8.01       Administration by Agent..................................................56
     SECTION 8.02       Advances and Payments....................................................56
     SECTION 8.03       Sharing of Setoffs.......................................................57
     SECTION 8.04       Agreement of Required Banks..............................................57
     SECTION 8.05       Liability of Agent.......................................................58
     SECTION 8.06       Reimbursement and Indemnification........................................58
     SECTION 8.07       Rights of Agent..........................................................59

                                TABLE OF CONTENTS
                                   (continued)


     SECTION 8.08       Independent Banks........................................................59
     SECTION 8.09       Notice of Transfer.......................................................59
     SECTION 8.10       Successor Agent..........................................................59
     SECTION 8.11       Collateral Monitor.......................................................59
     SECTION 8.12       Liability of Collateral Monitor..........................................60
SECTION9.      GUARANTY..........................................................................60
     SECTION 9.01       Guaranty.................................................................60
     SECTION 9.02       No Impairment of Guaranty................................................61
     SECTION 9.03       Subrogation..............................................................62
SECTION10.     MISCELLANEOUS.....................................................................62
     SECTION 10.01      Notices..................................................................62
     SECTION 10.02      Survival of Agreement, Representations and Warranties, etc...............62
     SECTION 10.03      Successors and Assigns...................................................62
     SECTION 10.04      Confidentiality..........................................................65
     SECTION 10.05      Expenses.................................................................65
     SECTION 10.06      Indemnity................................................................66
     SECTION 10.07      CHOICE OF LAW............................................................66
     SECTION 10.08      No Waiver................................................................66
     SECTION 10.09      Extension of Maturity....................................................66
     SECTION 10.10      Amendments, etc; Plan Voting.............................................66
     SECTION 10.11      Severability.............................................................68
     SECTION 10.12      Headings.................................................................68
     SECTION 10.13      Execution in Counterparts................................................68
     SECTION 10.14      Prior Agreements.........................................................68
     SECTION 10.15      Further Assurances.......................................................68
     SECTION 10.16      WAIVER OF JURY TRIAL.....................................................69

                                TABLE OF CONTENTS
                                   (continued)

ANNEX A            Commitment Amounts

EXHIBIT A-1    -   Form of Interim Order
EXHIBIT A-2    -   Form of Final Order
EXHIBIT B      -   Form of Security and Pledge Agreement
EXHIBIT C      -   Form of Opinion of Counsel
EXHIBIT D      -   Form of Assignment and Acceptance
EXHIBIT E          Form of Borrowing Base Certificate

SCHEDULE 1.01  -   Existing Agreement
SCHEDULE 3.05  -   Subsidiaries
SCHEDULE 3.06  -   Liens
SCHEDULE 3.10  -   Litigation
SCHEDULE 6.13  -   Availability Schedule
SCHEDULE 6.15  -   2002 Cash Flow

                     REVOLVING CREDIT AND GUARANTY AGREEMENT
                          Dated as of February 5, 2002

     REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of February 5, 2002, among KASPER A.S.L., LTD., a Delaware corporation (the "Borrower"), a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, and certain of the direct or indirect subsidiaries of the Borrower signatory hereto (each a "Guarantor" and collectively, the "Guarantors"), each of which Guarantors referred to in this paragraph is a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (the cases of the Borrower and the Guarantors, each a "Case" and collectively, the "Cases"), JPMORGAN CHASE BANK, a New York banking corporation ("JPMorgan Chase"), each of the other financial institutions from time to time party hereto (together with JPMorgan Chase, the "Banks") and JPMORGAN CHASE BANK, as agent (in such capacity, the "Agent") for the Banks and The CIT Group/Commercial Services, Inc. ("CIT") as collateral monitor (in such capacity, the "Collateral Monitor").

                             INTRODUCTORY STATEMENT

     On February 5, 2002, the Borrower and the Guarantors filed voluntary petitions with the Bankruptcy Court initiating the Cases and have continued in the possession of their assets and in the management of their business pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

     The Borrower, the Guarantors, the Existing Lenders and JPMorgan Chase, as administrative agent, are parties to the Existing Agreement pursuant to which the Borrower and the Guarantors were truly and justly indebted to the Existing Lenders on the Filing Date in the principal amount of $91,619,689.93 (including the aggregate outstanding face amount of issued but undrawn letters of credit outstanding thereunder) in respect of the revolving loans provided for thereunder.

     The Borrower has applied to the Banks for (i) a revolving credit and letter of credit facility in an aggregate principal amount not to exceed $35,000,000 for working capital and other general corporate purposes of the Borrower and the Guarantors, and (ii) a term loan facility for the purpose of refinancing the Pre-Petition Obligations, all of the Borrower's obligations under which are to be guaranteed by the Guarantors.

     To provide guarantees and security for the repayment of the Loans, the reimbursement of any draft drawn under a Letter of Credit and the payment of the other obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents (including, without limitation, the Obligations of the Borrower under Sections 6.03(vi), (vii) and (viii), the Borrower and the Guarantors will provide to the Agent and the Banks the following (each as more fully described herein):

     (a) a guaranty from each of the Guarantors and the Non-Debtor Guarantors of the due and punctual payment and performance of the Obligations of the Borrower hereunder;

     (b) an allowed administrative expense claim in each of the Cases pursuant to Section 364(c)(1) of the Bankruptcy Code having priority over all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code;

     (c) a perfected first priority Lien, pursuant to Section 364(c)(2) of the Bankruptcy Code, upon all unencumbered property of the Borrower and the Guarantors (including, without limitation, upon and after the Tranche B
Effective Date, the property of the Borrower and the Guarantors previously securing the Pre-Petition Obligations) and on all cash and cash equivalents in the Letter of Credit Accounts;

     (d) a perfected Lien, pursuant to Section 364(c)(3) of the Bankruptcy Code, upon all property of the Borrower and the Guarantors (other than the property referred to in paragraph (e) below that is subject to the valid and perfected Liens that presently secure the Borrower's and Guarantors' pre-petition Indebtedness under the Existing Agreement) that is subject to valid and perfected Liens in existence on the Filing Date or that is subject to valid Liens in existence on the Filing Date that are perfected subsequent to the Filing Date as permitted by Section 546(b) of the Bankruptcy Code or that is subject to Permitted Liens, junior to such valid and perfected Liens;

     (e) perfected first priority priming Liens, pursuant to Section 364(d)(1) of the Bankruptcy Code, upon all property of the Borrower and the Guarantors that is subject to (x) the existing Liens that presently secure the Borrower's and Guarantors' pre-petition Indebtedness under or in connection with that certain Amended and Restated Credit Agreement dated as of July 9, 1999, among the Borrower, the secured lenders from time to time party thereto and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as administrative agent (as heretofore amended, amended and restated or otherwise modified, the "Existing Agreement") (but subject to any Liens to which the Liens being primed hereby are subject on the Filing Date or become subject subsequent to the Filing Date as permitted by Section 546(b) of the Bankruptcy Code) and (y) any Liens granted after the Filing Date to provide adequate protection in respect of the Existing Agreement, which first priority priming Liens in favor of the Agent and the Banks shall be senior in all respects to all of such existing Liens under or in connection with the Existing Agreement, and to any Liens granted after the Filing Date to provide adequate protection in respect thereof; and

     (f) perfected Liens in favor of the Factor.

     All of the claims and the Liens granted hereunder in the Cases to the Agent, the Banks, the Collateral Monitor and the Factor shall be subject to the Carve-Out and shall have the priorities provided for in Section 2.23.

     Accordingly, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

     SECTION 1.01 Defined Terms.

     As used in this Agreement, the following terms shall have the meanings specified below:

     "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

     "ABR Loan" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of
Section 2.

     "Additional Credit" shall have the meaning given such term in Section 4.02(d) hereof.

     "Adjusted LIBOR Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the quotient of (a) the LIBOR Rate in effect for such Interest Period divided by (b) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves. For purposes hereof, the term "LIBOR Rate" shall mean the rate at which dollar deposits approximately equal in principal amount to such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

     "Affiliate" shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person (a "Controlled Person") shall be deemed to be "controlled by" another Person (a "Controlling Person") if the Controlling Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise.

     "Agent" shall have the meaning set forth in the Introduction.

     "Agreement" shall mean this Revolving Credit and Guaranty Agreement, as the same may from time to time be further amended, modified or supplemented.

     "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced. "Base CD Rate" shall mean the sum of (a) the quotient of (i) the Three-Month Secondary CD Rate divided by (ii) a percentage expressed as a decimal equal to 100% minus Statutory Reserves and (b) the Assessment Rate. "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

     "Assessment Rate" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or any successor) of time deposits made in dollars at the Agent's domestic offices.

     "Assignment and Acceptance" shall mean an assignment and acceptance entered
into  by  a  Bank  and  an  Eligible  Assignee,   and  accepted  by  the  Agent,
substantially in the form of Exhibit D.

     "Bank Affiliate" means (a) with respect to any Bank (i) an Affiliate of such Bank or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Bank or an Affiliate of such Bank and (b) with respect to any Bank that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Bank or by an Affiliate of such investment advisor.

     "Bankruptcy Code" shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

     "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Southern District of New York or any other court having jurisdiction over the Cases from time to time.

     "Banks" shall have the meaning set forth in the Introduction.

     "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

     "Borrower" shall have the meaning set forth in the Introduction.

     "Borrowing" shall mean the incurrence of Tranche A Loans or, upon the Tranche B Effective Date, of Tranche B Loans of a single Type made from all the Tranche A Banks (in the case of Tranche A Loans) or Tranche B Banks (in the case of Tranche B Loans), as the case may be, on a single date and having, in the case of Eurodollar Loans, a single Interest Period (with any ABR Loan made pursuant to Section 2.16 being considered a part of the related Borrowing of Eurodollar Loans).

     "Borrowing Base" shall have the meaning given to such term in the Existing Agreement less an amount equal to the Carve-Out. For the purpose of this definition, each of the defined terms used in the definition of "Borrowing Base" in the Existing Agreement shall be incorporated by reference into this Agreement. Borrowing Base standards may be fixed and revised from time to time by the Agent and the Collateral Monitor in the exercise of their reasonable discretion with any changes in such standards to be effective 10 days after delivery of notice thereof to the Borrower, it being understood that any increase in any of the advance rates thereof shall require the consent of the Required Banks.

     "Borrowing Base Certificate" shall mean a certificate substantially in the form of Exhibit E hereto (with such changes therein as may be required by the Agent to reflect the components of and reserves against the Borrowing Base as provided for hereunder from time to time), executed and certified by a Financial Officer of the Borrower, which shall include appropriate exhibits and schedules as referred to therein and as provided for in Section 5.08.

     "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in the State of New York are required or permitted to close (and, for a Letter of Credit, other than a day on which the Fronting Bank issuing such Letter of Credit is closed); provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits on the London interbank market.

     "Capital Expenditures" shall mean, for any period, the aggregate of all expenditures net of cash amounts received by the Borrower and the Guarantors from other Persons during such period in reimbursement of Capital Expenditures made by the Borrower and the Guarantors, excluding interest capitalized during construction, made by the Borrower and the Guarantors during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant, equipment or similar fixed asset accounts reflected in the consolidated balance sheet of the Borrower and the Guarantors (including equipment which is purchased simultaneously with the trade-in of existing equipment owned by the Borrower or any of the Guarantors to the extent of the gross amount of such purchase price less the book value of the equipment being traded in at such time), but excluding expenditures made in connection with the replacement or restoration of assets to the extent reimbursed or financed from
(x) insurance proceeds paid on account of the loss of or the damage to the assets being replaced or restored or

(y) awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced.

     "Capitalized Lease" shall mean, as applied to any Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

     "Carve-Out" shall have the meaning set forth in Section 2.23.

     "Cases" shall have the meaning set forth in the Introduction.

     "Change of Control" shall mean (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; or (ii) the occupation of a majority of the seats (other than vacant seats) on the Board of Directors of the Borrower by Persons who were neither (A) nominated by the Board of Directors of the Borrower nor (B) appointed by directors so nominated.

     "CIT" shall have the meaning set forth in the Introduction.

     "Closing Date" shall mean the date on which this Agreement has been executed and the conditions precedent to the making of the initial Loans set forth in Section 4.01 have been satisfied or waived, which date shall occur promptly upon entry of the Interim Order, but not later than 10 days following the entry of the Interim Order.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Collateral" shall mean the "Collateral" as defined in the Security and Pledge Agreement.

     "Collateral Monitor" shall have the meaning set forth in the Introduction.

     "Commitment" shall mean, collectively, the Tranche A Commitments and the Tranche B Commitments.

     "Commitment Fee" shall have the meaning set forth in Section 2.20.

     "Consummation Date" shall mean the date of the substantial consummation (as defined in Section 1101 of the Bankruptcy Code and which for purposes of this Agreement shall be no later than the effective date) of a Reorganization Plan that is confirmed pursuant to an order of the Bankruptcy Court.

     "Dollars" and "$" shall mean lawful money of the United States of America.

     "EBITDA" shall mean, for any period, all as determined in accordance with GAAP, the consolidated net income (or net loss) of the Borrower and its Subsidiaries for such period, plus (a) the sum of (i) depreciation expense, (ii) amortization expense,
(iii) other non-cash expenses, (iv) provision for LIFO adjustment for inventory valuation, (v) net total Federal, state and local income tax expense, (vi) gross interest expense for such period less gross interest income for such period,
(vii) extraordinary losses, (viii) any non-recurring charge or restructuring charge, (ix) the cumulative effect of any change in accounting principles and
(x) "Chapter 11 expenses" (or "administrative costs reflecting Chapter 11 expenses") as shown on the Borrower's consolidated statement of income for such period less (b) extraordinary gains plus or minus, as the case may be, (c) the amount of cash received or expended in such period in respect of any amount which, under clause (viii) above, was taken into account in determining EBITDA for such or any prior period.

     "Eligible Assignee" shall mean (i) a commercial bank having total assets in excess of $1,000,000,000; (ii) a finance company, insurance company or other financial institution or fund, in each case reasonably acceptable to the Agent, which in the ordinary course of business extends credit of the type contemplated herein and has total assets in excess of $200,000,000 and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA; (iii) a Bank Affiliate of the assignor Bank; and (iv) any other financial institution satisfactory to the Borrower and the Agent.

     "Environmental Lien" shall mean a Lien in favor of any Governmental Authority for (i) any liability under federal or state environmental laws or regulations, or (ii) damages arising from or costs incurred by such Governmental Authority in response to a release or threatened release of a hazardous or toxic waste, substance or constituent, or other substance into the environment.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

     "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which is a member of a group of which the Borrower is a member and which is under common control within the meaning of Section 414(b) or (c) of the Code and the regulations promulgated and rulings issued thereunder.

     "Eurocurrency Liabilities" shall have the meaning assigned thereto in Regulation D issued by the Board, as in effect from time to time.

     "Eurodollar  Borrowing"  shall mean a  Borrowing  comprised  of  Eurodollar
Loans.

     "Eurodollar Loan" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of
Section 2.

     "Event of Default" shall have the meaning given such term in Section 7.

     "Excluded Taxes" means, with respect to the Agent, any Bank, the Fronting Bank or any other recipient of any payment to be made by or on account of any obligation of the borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Bank, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Bank, any withholding tax that is imposed on amounts payable to such Foreign Bank at the time such Foreign Bank becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Bank's failure to comply with Section 2.18(d), except to the extent that such Foreign Bank (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.18(a).

     "Existing Agreement" shall have the meaning set forth in the Introduction and shall include all of the agreements granting security interests and Liens in property and assets of the Borrower and the Guarantors to the Pre-Petition Agent and the Existing Lenders, including without limitation, the security agreements, mortgages and leasehold mortgages listed on Schedule 1.01 hereto, each of which documents was executed and delivered (to the extent party thereto) by the Borrower and the Guarantors prior to the Filing Date, as each may have been amended or modified from time to time.

     "Existing Lenders" shall mean, collectively, the lenders under the Existing Agreement, together with any successors or assigns thereof.

     "Factor" shall mean CIT.

     "Factor Risk Accounts" shall have the meaning set forth in the Factoring Agreement.

     "Factoring Agreement" shall mean that certain Factoring Agreement dated as of February __, 2002 between the Factor and Kasper A.S.L., Ltd.

     "Fees" shall collectively mean the Commitment Fees, Letter of Credit Fees and other fees referred to in Sections 2.19, 2.20 and 2.21.

     "Filing Date" shall mean February __, 2002.

     "Final Order" shall have the meaning given such term in Section 4.02(d).

     "Financial Officer" shall mean the Chief Financial Officer, Principal Accounting Officer, Controller or Treasurer of the Borrower.

     "Foreign Bank" means any Bank that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     "Foreign Subsidiary" shall mean, collectively, all of the direct and indirect foreign Subsidiaries of the Borrower, each of which is set forth on
Schedule 3.05.

     "Fronting   Bank"  shall  mean  JPMorgan  Chase  (or  any  of  its  banking affiliates) or such other Bank (which other Bank shall be reasonably satisfactory to the Borrower) as may agree with JPMorgan Chase to act in such capacity.

     "GAAP" shall mean generally accepted accounting principles applied in accordance with Section 1.02.

     "Governmental Authority" shall mean any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any court, in each case whether of the United States or foreign.

     "Guarantor" shall have the meaning set forth in the Introduction.

     "Indebtedness" shall mean, at any time and with respect to any Person, (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property, including inventory, and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person under Capitalized Leases, (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities and all obligations of such Person in respect of (x) currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in foreign interest rates and
(y) interest rate swap, cap or collar agreements and interest rate future or option contracts; (vii) all Indebtedness referred to in clauses (i) through (vi) above guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss in respect of such Indebtedness, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Indebtedness, and (viii) all Indebtedness referred to in clauses (i) through (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

     "Indemnified Taxes" means Taxes other than Excluded Taxes.

     "Insufficiency" shall mean, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities within the meaning of Section 4001(a)(18) of ERISA.

     "Interim Order" shall have the meaning given such term in Section 4.01(b).

     "Interest Payment Date" shall mean (i) as to any Eurodollar Loan, the last day of each consecutive 30 day period running from the commencement of the applicable Interest Period, and (ii) as to all ABR Loans, the last calendar day of each month and the date on which any ABR Loans are refinanced with Eurodollar Loans pursuant to Section 2.12.

     "Interest Period" shall mean, as to any Borrowing of Eurodollar Loans, the period commencing on the date of such Borrowing (including as a result of a refinancing of ABR Loans) or on the last day of the preceding Interest Period applicable to such Borrowing and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one or three months thereafter, as the Borrower may elect in the related notice delivered pursuant to Sections 2.06(b) or 2.12; provided, however, that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) no Interest Period shall end later than the Termination Date.

     "Investments" shall have the meaning given such term in Section 6.10.

     "JPMorgan Chase" shall have the meaning set forth in the Introduction.

     "Letter of Credit" shall mean any irrevocable letter of credit issued pursuant to Section 2.03, which letter of credit shall be (i) a standby or import documentary letter of credit, (ii) issued for purposes that are consistent with the ordinary course of business of the Borrower or any Guarantor, or for such other purposes as are reasonably acceptable to the Agent,
(iii) denominated in Dollars and (iv) otherwise in such form as may be reasonably approved from time to time by the Agent and the applicable Fronting Bank. For the avoidance of doubt, from and after the Tranche B Effective Date, the term "Letters of Credit" shall include the Tranche B Letters of Credit.

     "Letter of Credit Account" shall mean (x) in the case of Tranche A Cash Collateralization, the account established by the Borrower under the sole and exclusive control of the Agent maintained at the office of the Agent at 270 Park Avenue, New York, NY 10017 designated as the "Kasper A.S.L., LTD. Tranche A Letter of Credit Account" that shall be used solely for the purposes set forth in this Agreement, and (y) in the case of Tranche B Cash Collateralization, the account established by the Borrower under the sole and exclusive control of the Agent maintained at the office of the Agent at 270 Park Avenue, New York, NY 10017 designated as the "Kasper A.S.L., LTD. Tranche B Letter of Credit Account" that shall be used solely for the purposes set forth in this Agreement.

     "Letter of Credit Fees" shall mean the fees payable in respect of Letters of Credit pursuant to Section 2.21.

     "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate undrawn stated amount of all Letters of Credit then outstanding plus
(ii) all amounts theretofore drawn under Letters of Credit and not then reimbursed.

     "License Agreement" means the License Agreement dated November 26, 2001 by and between Anne Klein and E. Gluck Corporation.

     "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement or any lease in the nature thereof).

     "Loans" shall mean, collectively, the Tranche A Loans and the Tranche B Loans.

     "Loan Documents" shall mean this Agreement, the Letters of Credit, the Security and Pledge Agreement, and any other instrument or agreement executed and delivered to the Agent or any Bank in connection herewith.

     "Maturity Date" shall mean February 5, 2003.

     "Multiemployer  Plan"  shall  mean a  "multiemployer  plan" as  defined  in
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

     "Multiple Employer Plan" shall mean a Single Employer Plan, which (i) is maintained for employees of the Borrower or an ERISA Affiliate and at least one Person other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such Plan has been or were to be terminated.

     "Net Proceeds" shall mean, in respect of any sale of assets, the cash proceeds of such sale after the payment of or reservation for (x) expenses that are directly related to (or the need for which arises as a result of) the transaction of such sale, including, but not limited to, related severance costs, taxes payable, brokerage commissions, professional expenses, other similar costs that are directly related to the sale (all of which expenses shall be satisfactory to the Agent in its reasonable judgment), (y) and the amount secured by valid and perfected Liens, if any, that are senior to the Liens on such assets held by the Agent on behalf of the Banks and (z) the reasonable costs and expenses of any repairs, alterations or improvements made by the Borrower or any Guarantor to the assets sold to the extent such repairs, alterations or improvements were required pursuant to the terms of such sale.

     "Non-Debtor Guarantors" shall mean Kasper A.S.L. Europe, Ltd., Asia Expert Limited and Tomwell Limited.

     "Obligations" shall mean (a) the due and punctual payment of principal of and interest on the Loans and the reimbursement of all amounts drawn under Letters of Credit, and (b) the due and punctual payment of the Fees and all other present and future, fixed or contingent, monetary obligations of the Borrower and the Guarantors to the Banks, the Agent and the Collateral Monitor under the Loan Documents.

     "Orders" shall mean the Interim Order and the Final Order of the Bankruptcy Court referred to in Sections 4.01(b) and 4.02(d).

     "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

     "Overadvance Amount" shall mean, during the period commencing on the Filing Date and ending on the earlier to occur of (i) March 30, 2002 and (ii) the date upon which the Borrower shall have received the Royalty Pre-Payment and applied the Royalty Pre-Payment to the Loans in the manner set forth in Section 2.13(b), an aggregate amount equal to $14,000,000.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

     "Pension Plan" shall mean a defined benefit pension or retirement plan which meets and is subject to the requirements of Section 401(a) of the Code.

     "Permitted Investments" shall mean:

     (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within twelve months from the date of acquisition thereof;

     (b) without limiting the provisions of paragraph (d) below, investments in commercial paper maturing within six months from the date of acquisition thereof and having, at such date of acquisition, a rating of at least "A-2" or the equivalent thereof from Standard & Poor's Corporation or of at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;

     (c) investments in certificates of deposit, banker's acceptances and time deposits (including Eurodollar time deposits) maturing within six months from the date of acquisition thereof issued or guaranteed by or placed with (i) any domestic office of the Agent or the bank with whom the Borrower and the Guarantors maintain their cash management system, provided, that if such bank is not a Bank hereunder, such bank shall have entered into an agreement with the Agent pursuant to which such bank shall have waived all rights of setoff and confirmed that such bank does not have, nor shall it claim, a security interest therein or (ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000 and is the principal banking Subsidiary of a bank holding company having a long-term unsecured debt rating of at least "A-2" or the equivalent thereof from Standard & Poor's Corporation or at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;

     (d) investments in commercial paper maturing within six months from the date of acquisition thereof and issued by (i) the holding company of the Agent or (ii) the holding company of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has (A) a combined capital and surplus in excess of $250,000,000 and (B) commercial paper rated at least "A-2" or the equivalent thereof from Standard & Poor's Corporation or of at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;

     (e) investments in repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any office of a bank or trust company meeting the qualifications specified in clause (c) above;

     (f) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through (e) above; and

     (g) to the extent owned on the Filing Date, investments by the Borrower or any Guarantor in the capital stock of any direct or indirect Subsidiary.

     "Permitted Liens" shall mean (i) Liens imposed by law (other than Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (ii) Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens (other than Environmental Liens and any Lien imposed under ERISA) in existence on the Filing Date or thereafter imposed by law and created in the ordinary course of business; (iii) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts; (iv) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded) and interest of ground lessors, which do not interfere materially with the ordinary conduct of the business of the Borrower or any Guarantor, as the case may be, and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Guarantor, as the case may be; (v) purchase money Liens (including Capitalized Leases) upon or in any property acquired or held in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness permitted by Section 6.03(iv) solely for the purpose of financing the acquisition of such property; (vi) letters of credit or deposits in the ordinary course to secure leases; and (vii) extensions, renewals or replacements of any Lien referred to in paragraphs (i) through (vi) above, provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

     "Person" shall mean any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

     "Plan" shall mean a Single Employer Plan or a Multiemployer Plan.

     "Prepayment Date" shall mean thirty (30) days after the entry of the Interim Order by the Bankruptcy Court if the Final Order has not been entered by the Bankruptcy Court prior to the expiration of such thirty (30) day period.

     "Pre-Petition Agent" shall mean JPMorgan Chase Bank, as agent for the Existing Lenders.

     "Pre-Petition Letters of Credit" shall mean all undrawn or drawn but unreimbursed letters of credit issued under the Existing Agreement.

     "Pre-Petition Obligations" shall mean the sum of the outstanding principal amount of the loans and Pre-Petition Letters of Credit under the Existing
Agreement plus any accrued but unpaid interest, fees and expenses under the Existing Agreement.

     "Pre-Petition Payment" shall mean a payment (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any pre-petition Indebtedness or trade payables or other pre-petition claims against the Borrower or any Guarantor.

     "Rate   Agreement"  shall  mean  that  certain   International   Swaps  and
Derivatives Association Master Agreement dated July 23, 1999 between Kasper A.S.L., Ltd. and Fleet National Bank.

     "Register" shall have the meaning set forth in Section 10.03(d).

     "Reorganization Plan" shall mean a plan of reorganization in any of the Cases.

     "Required Banks" shall mean, at any time (i) Banks holding Tranche A Loans representing in excess of 50% of the aggregate principal amount of such Tranche A Loans outstanding, or, if no Tranche A Loans are outstanding, Banks holding Tranche A Commitments representing in excess of 50% of the Total Tranche A Commitment, or (ii) if no Tranche A Loans are outstanding and the Total Tranche A Commitment shall have been wholly and permanently terminated, Banks holding Tranche B Loans representing in excess of 50% of the aggregate principal amount of such Tranche B Loans outstanding.

     "Security and Pledge Agreement" shall have the meaning set forth in Section 4.01(c).

     "Single  Employer  Plan" shall mean a single  employer  plan, as defined in
Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Borrower or an ERISA Affiliate or (ii) was so maintained and in respect of which the Borrower could have liability under Section 4069 of ERISA in the event such Plan has been or were to be terminated.

     "Statutory Reserves" shall mean on any date the percentage (expressed as a decimal) established by the Board and any other banking authority which is (i) for purposes of the definition of Base CD Rate, the then stated maximum rate of all reserves (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City, for new three month negotiable nonpersonal time deposits in dollars of $100,000 or more or (ii) for purposes of the definition of

Adjusted LIBOR Rate, the then stated maximum rate for all reserves (including but not limited to any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency Liabilities (or any successor category of liabilities under Regulation D issued by the Board, as in effect from time to time). Such reserve percentages shall include, without limitation, those imposed pursuant to said Regulation. The Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in such percentage.

     "Subsidiary" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors is, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

     "Super-majority Banks" shall have the meaning given such term in Section 10.10(b).

     "Superpriority Claim" shall mean a claim against the Borrower and any Guarantor in any of the Cases which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

     "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

     "Termination Date" shall mean the earliest to occur of (i) the Prepayment Date, (ii) the Maturity Date, (iii) the Consummation Date and (iv) the acceleration of the Loans and the termination of the Total Commitment in accordance with the terms hereof.

     "Termination Event" shall mean (i) a "reportable event", as such term is described in Section 4043 of ERISA and the regulations issued thereunder (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC under Section 4043 of ERISA or such regulations) or an event described in
Section 4068 of ERISA excluding events described in Section 4043(c)(9) of ERISA or 29 CFR ss.ss.2615.21 or 2615.23 and excluding events which would not be reasonably likely (as reasonably determined by the Agent) to have a material adverse effect on the financial condition, operations, business, properties or assets of the Borrower and the Guarantors taken as a whole, or (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer", as such term is defined in Section 4001(c) of ERISA, or the incurrence of liability by the Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (iii) providing notice of intent to terminate a Plan pursuant to Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, if such amendment requires the provision of security, or (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (v) any other event or condition (other than the commencement of the Cases and the failure to have made any contribution accrued as of the Filing Date but not paid) which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the imposition of any liability under Title IV of ERISA (other than for the payment of premiums to the PBGC).

     "Total Commitment" shall mean, at any time, the sum of the Total Tranche A Commitments and the Total Tranche B Commitments at such time.

     "Total Commitment Usage" shall mean at any time, the sum of (i) the aggregate outstanding principal amount of all Loans and (ii) the aggregate Letter of Credit Outstandings.

     "Total Tranche A Commitment" shall mean, at any time, the sum of the Tranche A Commitments at such time.

     "Total Tranche B Commitment" shall mean, at any time, the sum of the Tranche B Commitments at such time.

     "Tranche A Bank" shall mean each Bank having a Tranche A Commitment.

     "Tranche A Commitment" shall mean the commitment of each Tranche A Bank to make Tranche A Loans hereunder in the amount set forth opposite its name on Annex A hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to Section 2.10 and
Section 2.13.

     "Tranche A Cash Collateralization" shall have the meaning given such term in Section 2.13(b).

     "Tranche A Commitment Percentage" shall mean at any time, with respect to each Tranche A Bank, the percentage obtained by dividing its Tranche A Commitment at such time by the Total Tranche A Commitment at such time.

     "Tranche A Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate amount of all Tranche A Letters of Credit then outstanding plus (ii) all amounts theretofore drawn under Tranche A Letters of Credit and not then reimbursed.

     "Tranche A Letters of Credit" shall have the meaning set forth in Section 2.03(a).

     "Tranche A Loans" shall have the meaning set forth in Section 2.01(a).

     "Tranche A Obligations" shall mean (a) the due and punctual payment of principal of and interest on the Tranche A Loans and the reimbursement of all amounts drawn under Tranche A Letters of Credit and (b) the due and punctual payment of the fees and all other present and future, fixed or contingent, monetary obligations of the Borrower and the Guarantors payable to the Agent and the Tranche A Banks under the Loan Documents.

     "Tranche B Bank" shall mean each Bank having a Tranche B Commitment.

     "Tranche B Commitment" shall mean the commitment of each Tranche B Bank to make Tranche B Loans hereunder in the amount set forth opposite its name in Annex A hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to Section 2.10 and Section 2.13.

     "Tranche  B Cash  Collateralization"  shall have the  meaning  set forth in
Section 2.13(b).

     "Tranche B Commitment Percentage" shall mean at any time, with respect to each Tranche B Bank, the percentage obtained by dividing its Tranche B Commitment at such time by the Total Tranche B Commitment at such time.

     "Tranche B Effective Date" shall be the first date upon which each of the conditions set forth in Sections 4.01 and 4.03 shall have been satisfied.

     "Tranche B Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate stated amount of all Tranche B Letters of Credit then outstanding plus (ii) all amounts theretofore drawn under Tranche B Letters of Credit and not then reimbursed by Tranche B Loans.

     "Tranche B Letters of Credit" shall have the meaning set forth in Section 2.03(b).

     "Tranche B Loans" shall have the meaning set forth in Section 2.01(b).

     "Tranche B Obligations" shall mean (a) the due and punctual payment of principal of and interest on the Tranche B Loans and the reimbursement of all amounts drawn under Tranche B Letters of Credit and (b) the due and punctual payment of the fees and all other present and future, fixed or contingent, monetary obligations of the Borrower and the Guarantors payable to the Agent and the Tranche B Banks under the Loan Documents.

     "Transferee" shall have the meaning given such term in Section 2.18.

     "Type" when used in respect of any Loan or Borrowing shall refer to the Rate of interest by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall mean the Adjusted LIBOR Rate and the Alternate Base Rate.

     "Unused Total Tranche A Commitment" shall mean, at any time, (i) the Total Tranche A Commitments less (ii) the sum of (x) the aggregate outstanding principal amount of all Tranche A Loans and (y) the aggregate Tranche A Letter of Credit Outstandings.

     "Withdrawal Liability" shall have the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.02 Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with any covenant set forth in Section 6, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in the Borrower's audited financial statements referred to in Section 3.04.

SECTION 2. AMOUNT AND TERMS OF CREDIT

     SECTION 2.01 Commitments of the Banks.

     (a) Tranche A Revolving Commitment. Each Tranche A Bank severally and not jointly with the other Tranche A Banks agrees, upon the terms and subject to the conditions herein set forth (including, without limitation, the provisions of Section 2.28), to make revolving credit loans (each a "Tranche A Loan" and collectively, the "Tranche A Loans") to the Borrower at any time and from time to time during the period commencing on the date hereof and ending on the Termination Date in an aggregate principal amount not to exceed, when added to such Bank's Tranche A Commitment Percentage of the then aggregate Tranche A Letter of Credit Outstandings (in excess of the amount of cash then held in the Tranche A Letter of Credit Account pursuant to Section 2.03(c)), the Tranche A Commitment of such Bank, which Tranche A Loans may be repaid and reborrowed in accordance with the provisions of this Agreement. Subject to the proviso at the end of this Section 2.01(a), at no time shall the sum of the then outstanding aggregate principal amount of the Tranche A Loans plus the then aggregate
Tranche A Letter of Credit Outstandings exceed the lesser of (i) the Total Tranche A Commitment of $35,000,000, as the same may be reduced from time to time pursuant to Section 2.10 and Section 2.13 and (ii) the Borrowing Base plus the Overadvance Amount minus the Tranche B Obligations.

     (b) Each Borrowing comprising a Tranche A Loan shall be made by the Tranche A Banks pro rata in accordance with their respective Tranche A Commitments; provided, however, that the failure of any Tranche A Bank to make any Tranche A Loan shall not in itself relieve the other Tranche A Banks of their obligations to lend.

     (c) Tranche B Term Loan Commitment. Each Tranche B Bank severally and not jointly with the other Tranche B Banks agrees, upon the terms and subject to the conditions herein set forth, to make available to the Borrower during the period commencing on the Tranche B Effective Date and ending on the Termination Date a term loan in an amount equal to such Bank's Tranche B Commitment (collectively, the "Tranche B Loans"). At no time shall the sum of the then outstanding aggregate principal amount of Tranche B Loans plus the then aggregate Tranche B Letter of Credit Outstandings exceed the Total Tranche B Commitment amount of $91,619,689.93, as the same may be reduced from time to time pursuant to Section
2.10 and Section 2.13.

     SECTION 2.02 Borrowing Base. Notwithstanding any other provision of this Agreement to the contrary, the aggregate principal amount of all outstanding Tranche A Loans plus the then aggregate Tranche A Letter of Credit Outstandings (in excess of the amount of cash then held in the Tranche A Letter of Credit Account pursuant to Section 2.03(c)) shall not at any time exceed the Borrowing Base plus the Overadvance (as in effect) minus the Tranche B

Obligations and no Tranche A Loan shall be made or Tranche A Letter of Credit issued in violation of the foregoing.

     SECTION 2.03 Letters of Credit.

     (a) Tranche A Letters of Credit. Upon the terms and subject to the conditions herein set forth, the Borrower may request a Fronting Bank, at any time and from time to time after the date hereof and prior to the Termination Date, to issue, and, subject to the terms and conditions contained herein, such Fronting Bank shall issue, for the account of the Borrower or a Guarantor one or more Letters of Credit under the Tranche A Commitment (the "Tranche A Letters of Credit"), provided that no standby Tranche A Letter of Credit shall be issued if after giving effect to such issuance (i) the aggregate Tranche A Letter of Credit Outstandings with respect to all such standby Tranche A Letters of Credit shall exceed $1,500,000 or (ii) the aggregate Tranche A Letter of Credit Outstandings, when added to the aggregate outstanding principal amount of the Tranche A Loans, would exceed the Total Tranche A Commitment and, provided further that no Tranche A Letter of Credit shall be issued if the Fronting Bank shall have received notice from the Agent or the Required Banks that the conditions to such issuance have not been met.

     (b) Tranche B Letters of Credit. On the Tranche B Effective Date (i) the Pre-Petition Letters of Credit shall be deemed for all purposes to be Letters of Credit issued pursuant to this Section 2.03(b) (each, a "Tranche B Letter of Credit" and collectively, the "Tranche B Letters of Credit"), and (ii) each Tranche B Bank shall be deemed to have purchased from the Fronting Bank, a participation in the Tranche B Letters of Credit in an amount equal to such Tranche B Bank's Tranche B Commitment Percentage, as set forth on Annex A hereto. From and after the Tranche B Effective Date, no new Tranche B Letters of Credit shall be issued hereunder, provided each Tranche B Letter of Credit shall be extended or renewed if contemplated by its terms, whether or not the conditions precedent to such extension or renewal set forth in Section 4.02 shall have been satisfied.

     (c) No Letter of Credit shall expire later than 60 days after the Maturity Date, provided, that if any Letter of Credit shall be outstanding on the Termination Date, the Borrower shall, at or prior to the Termination Date, except as the Agent may otherwise agree in writing, (i) cause all Letters of Credit which expire after the Termination Date to be returned to the Fronting Bank undrawn and marked "cancelled" or (ii) if the Borrower is unable to do so in whole or in part, either (x) provide a "back-to-back" letter of credit to the applicable Fronting Bank in a form satisfactory to such Fronting Bank and the Agent (in their sole discretion), issued by a bank satisfactory to such Fronting Bank and the Agent (in their sole discretion), and in an amount equal to 105% of the then undrawn stated amount of all outstanding Letters of Credit issued by such Fronting Banks (less the amount, if any, then on deposit in the respective Letter of Credit Account) and/or (y) deposit cash in the respective Letter of Credit Account in an amount equal to 105% of the then undrawn stated amount of all respective Letter of Credit Outstandings (less the amount, if any, then on deposit in the respective Letter of Credit Account) as collateral security for the Borrower's reimbursement obligations in connection therewith, such cash to be remitted to the Borrower upon the expiration, cancellation or other termination or satisfaction of such reimbursement obligations.

     (d) The Borrower shall pay to each Fronting Bank, in addition to such other fees and charges as are specifically provided for in Section 2.21 hereof, such fees and charges in connection with the issuance and processing of the Letters of Credit issued by such Fronting Bank as are customarily imposed by such
Fronting  Bank  from  time  to  time  in   connection   with  letter  of  credit
transactions.

     (e) Drafts drawn under each Letter of Credit shall be reimbursed by the Borrower in Dollars not later than the first Business Day following the date of draw and shall bear interest from the date of draw until the first Business Day following the date of draw at a rate per annum (i) in the case of the Tranche A Letters of Credit equal to the Alternate Base Rate plus 2.50% and thereafter on the unreimbursed portion until reimbursed in full at a rate per annum equal to the Alternate Base Rate plus 4.50% (computed on the basis of the actual number of days elapsed over a year of 365 days or 366 days in a leap year) and (ii) in the case of the Tranche B Letters of Credit at a rate per annum as set forth in the Existing Agreement. The Borrower shall effect such reimbursement (x) if such draw occurs prior to the Termination Date, (A) with respect to Tranche A Letters of Credit, in cash or through a Borrowing of a Tranche A Loan from the Tranche A Banks pro rata in accordance with their Tranche A Commitment Percentage, or (B) with respect to Tranche B Letters of Credit, solely through a Borrowing which shall automatically be given effect on the next succeeding Business Day following the date of draw consistent with Section 2.06(c) of a Tranche B Loan from the Tranche B Banks, pro rata in accordance with their Tranche B Commitment Percentage, in each case without the satisfaction of the conditions precedent set forth in Section 4.02 or (y) if such draw occurs on or after the Termination Date, in cash. Each Tranche A Bank and Tranche B Bank agrees to make the Tranche A Loans (in the case of a Tranche A Letter of Credit) or Tranche B Loans (in the case of Tranche B Letter of Credit), as the case may be, described in clause
(x)(A) and (x)(B) of the preceding sentence notwithstanding a failure to satisfy the applicable lending conditions thereto or the provisions of Sections 2.02 or 2.28.

     (f) Immediately upon the issuance of any Tranche A Letter of Credit or deemed issuance of any Tranche B Letter of Credit by any Fronting Bank, such Fronting Bank shall be deemed to have sold to each Tranche A Bank (in the case of Tranche A Letters of Credit) or Tranche B Bank (in the case of Tranche B Letters of Credit), as the case may be, other than such Fronting Bank and each such other Tranche A Bank (in the case of Tranche A Letters of Credit) or Tranche B Bank (in the case of Tranche B Letters of Credit), as the case may be, shall be deemed unconditionally and irrevocably to have purchased from such
Fronting Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Bank's Tranche A Commitment Percentage (in the case of Tranche A Letters of Credit) or Tranche B Commitment Percentage (in the case of Tranche B Letters of Credit), as the case may be, in such Tranche A Letter of Credit or Tranche B Letter of Credit, each drawing thereunder and the obligations of the Borrower and the Guarantors under this Agreement with respect thereto. Upon any change in the Tranche A Commitments or Tranche B Commitments pursuant to Section 10.03, it is hereby agreed that with respect to all Tranche A Letter of Credit Outstandings and Tranche B Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Tranche A Commitment Percentage or Tranche B Commitment Percentage of the assigning and assignee Banks. Any action taken or omitted by a Fronting Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Fronting Bank any resulting liability to any other Bank.

     (g) In the event that a Fronting Bank makes any payment under any Tranche A Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Fronting Bank pursuant to this Section, the Fronting Bank shall promptly notify the Agent, which shall promptly notify each Tranche A Bank, of such failure, and each such Tranche A Bank shall promptly and unconditionally pay to the Agent for the account of the Fronting Bank the amount of such Bank's Tranche A Commitment Percentage of such unreimbursed payment in Dollars and in same day funds. If the Fronting Bank so notifies the Agent, and the Agent so notifies the Tranche A Banks prior to 11:00 a.m. (New York City time) on any Business Day, such Banks shall make available to the Fronting Bank such Bank's Tranche A Commitment Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Bank shall not have so made its Tranche A Commitment Percentage of the amount of such payment available to the Fronting Bank, such Bank agrees to pay to such Fronting Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of such Fronting Bank at the Federal Funds Effective Rate. The failure of any Bank to make available to the Fronting Bank its Tranche A Commitment Percentage of any payment under any Letter of Credit shall not relieve any other Bank of its obligation hereunder to make available to the Fronting Bank its Tranche A Commitment Percentage, of any payment under any Letter of Credit on the date required, as specified above, but no Bank shall be responsible for the failure of any other Bank to make available to such Fronting Bank such other Bank's Tranche A Commitment Percentage of any such payment. Whenever a Fronting Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Banks pursuant to this paragraph, such Fronting Bank shall promptly pay to each Bank which has paid its Tranche A Commitment Percentage, as the case may be, thereof, in Dollars and in same day funds, an amount equal to such Bank's Tranche A Commitment Percentage thereof.

     SECTION 2.04 Issuance. Whenever the Borrower desires a Fronting Bank to issue a Tranche A Letter of Credit, it shall give to such Fronting Bank and the Agent prior written (including telegraphic, telex, facsimile or cable communication) notice reasonably in advance of the requested date of issuance specifying the date on which the proposed Tranche A Letter of Credit is to be issued (which shall be a Business Day), the stated amount of the Tranche A Letter of Credit so requested, the expiration date of such Tranche A Letter of Credit and the name and address of the beneficiary thereof.

     SECTION 2.05 Nature of Letter of Credit Obligations Absolute. The obligations of the Borrower to reimburse the Tranche A Banks for drawings made under any Tranche A Letter of Credit and the Tranche B Banks for drawings made under any Tranche B Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation (it being understood that any such payment by the Borrower shall be without prejudice to, and shall not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by the Fronting Bank of any draft or the reimbursement by the Borrower thereof): (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which the Borrower or any Guarantor may have at any time against a beneficiary of any Letter of Credit or against any of the Banks, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by a Fronting Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or (vi) the fact that any Event of Default shall have occurred and be continuing.

     SECTION 2.06 Making of Loans.

     (a) Tranche A Loans. Except as contemplated by Section 2.11, Tranche A Loans shall be either ABR Loans or Eurodollar Loans as the Borrower may request subject to and in accordance with this Section, provided that all Tranche A Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Tranche A Loans of the same Type. Each Tranche A Bank may fulfill its Tranche A Commitment with respect to any Eurodollar Loan or ABR Loan by causing any lending office of such Tranche A Bank to make such Tranche A Loan; provided that any such use of a lending office shall not affect the obligation of the Borrower to repay such Tranche A Loan in accordance with the terms of this Agreement. Each Tranche A Bank shall, subject to its overall policy considerations, use reasonable efforts (but shall not be obligated) to select a lending office which will not result in the payment of increased costs by the Borrower pursuant to Section 2.15. Subject to the other provisions of this Section and the provisions of Section 2.12, Borrowings of Tranche A Loans of more than one Type may be incurred at the same time, provided that no more than five (5) Borrowings of Eurodollar Loans may be outstanding at any time.

     (b) Except with respect to a request for Tranche B Loans, the Borrower shall give the Agent prior notice of each Borrowing hereunder of at least three Business Days for Eurodollar Loans and one Business Day for ABR Loans (subject, in the case of ABR Loans, to the last sentence of this Section); such notice shall be irrevocable and shall specify the amount of the proposed Borrowing (which shall not be less than $1,000,000 in the case of Eurodollar Loans and $500,000 (and integral multiples of $100,000) in the case of ABR Loans) and the date thereof (which shall be a Business Day) and shall contain disbursement instructions. Such notice, to be effective, must be received by the Agent not later than 1:00 p.m., New York City time, on the third Business Day in the case of Eurodollar Loans and 12:00 noon, New York City time on the first Business Day in the case of ABR Loans, preceding the date on which such Borrowing is to be made, except as provided in the last sentence of this Section. Such notice shall specify whether the Borrowing then being requested is to be a Borrowing of ABR Loans or Eurodollar Loans. If no election is made as to the Type of Loan, such notice shall be deemed a request for Borrowing of ABR Loans. The Agent shall promptly notify each Tranche A Bank of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing or Tranche A Loans being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. On the borrowing date specified in such notice, each Tranche A Bank shall make its share of the Borrowing available at the office of the Agent at 270 Park Avenue, New York, New York 10017, no later than 12:00 noon, New York City time, in immediately available funds. Upon receipt of the funds made available by the Tranche A Banks to fund any borrowing hereunder, the Agent shall disburse such funds in the manner specified in the notice of borrowing delivered by the Borrower and shall use reasonable efforts to make the funds so received from the Tranche A Banks available to the Borrower no later than 2:00 p.m. New York City time (other than as provided in the following sentence). With respect to ABR Loans of $7,500,000 or less, the Banks shall make such Borrowings available to the Agent and the Agent shall disburse such Borrowings in accordance with the Borrower's instructions consistent with this Agreement by 4:00 p.m., New York City time, on the same Business Day that the Borrower gives notice to the Agent of such Borrowing by 1:00 p.m., New York City time.

     (c) Tranche B Loans. Notwithstanding any requirements set forth in Section 2.06(b), (i) on the Tranche B Effective Date, the Borrower shall have been deemed to have requested a borrowing of, and the Tranche B Banks shall have been deemed to have made, Tranche B Loans in an amount equal to the aggregate Tranche B Commitments of the Tranche B Banks for the purpose set forth in Section 3.09
(b) less the Tranche B Letter of Credit Outstandings and (ii) each of the Tranche B Banks agree to make available from time to time to the Agent additional Tranche B Loans for the purposes of reimbursing drawings under Tranche B Letters of Credit, as contemplated by Section 2.03(e). Once repaid, such Tranche B Loans may not be reborrowed. On the Tranche B Effective Date, all of the outstanding loans under the Existing Agreement shall be deemed for all purposes to be Tranche B Loans hereunder.

     SECTION 2.07 Repayment of Loans; Evidence of Debt.

     (a) The Borrower hereby unconditionally promises to pay to the Agent for the account of each Bank the then unpaid principal amount of each Loan on the Termination Date subject to the priorities set forth in Section 2.13(c).

     (b) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Bank resulting from each Loan made by such Bank, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

     (c) The Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Banks and each Bank's share thereof.

     (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be controlling and conclusive, absent manifest error, of the existence and amounts of the Obligations recorded therein; provided that the failure of any Bank or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

     (e) Any Bank may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Bank a promissory note payable to the order of such Bank (or, if requested by such Bank, to such Bank and its registered assigns) in a form furnished by the Agent and reasonably acceptable to the

Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.03) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

     SECTION 2.08 Interest on Loans.

     (a) Subject to the provisions of Section 2.09, each Tranche A Loan that is an ABR Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days or, when the Alternate Base Rate is based on the Prime Rate, a year with 365 days or 366 days in a leap year) at a rate per annum equal to the Alternate Base Rate plus 2.50%.

     (b) Subject to the provisions of Section 2.09, each Tranche A Loan that is a Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBOR Rate for such Interest Period in effect for such Borrowing plus 3.50%.

     (c) Subject to the provisions of Section 2.09, each Tranche B Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days or, when the Alternate Base Rate is based on the Prime Rate, a year with 365 days or 366 days in a leap year) at a rate per annum equal to the Alternate Base Rate plus the applicable "Interest Margin" (as such term is defined in the Existing Agreement) for "Alternate Base Loans" (as such term is defined in the Existing Agreement).

     (d) Accrued interest on all Loans shall be payable monthly in arrears on each Interest Payment Date applicable thereto, on the Termination Date, after the Termination Date on demand and (with respect to Eurodollar Loans) upon any repayment or prepayment thereof (on the amount prepaid).

     SECTION 2.09 Default Interest. If the Borrower or any Guarantor, as the case may be, shall default in the payment of the principal of or interest on any Loan or in the payment of any other amount becoming due hereunder (including, without limitation, the reimbursement pursuant to Section 2.03(e) of any draft drawn under a Letter of Credit), whether at stated maturity, by acceleration or otherwise, the Borrower or such Guarantor, as the case may be, shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum equal to 2% in excess of the rate otherwise applicable thereto.

     SECTION 2.10 Optional Termination or Reduction of Commitment. Upon at least two Business Days' prior written notice to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Unused Total Tranche A Commitment or the Total Tranche B Commitment; provided, however, that at any time of any reduction or termination of the Tranche B Commitment, the Total Tranche A Commitment shall have been wholly and permanently terminated, all Tranche A Loans shall have been paid in full and no Tranche A Letters of Credit shall be outstanding, or, if outstanding, then backed by Tranche A Cash Collateralization. Each such reduction of the Commitments shall be in the principal amount of $1,000,000 or any integral multiple thereof. Simultaneously with each reduction or termination of the Tranche A Commitment, the Borrower shall pay to the Agent for the account of each Tranche A Bank the Tranche A Commitment Fee accrued and unpaid on the amount of the Tranche A Commitment of such Tranche A Bank so terminated or reduced through the date thereof. Any reduction of the Total Tranche A Commitment pursuant to this Section shall be applied pro rata to reduce the Tranche A Commitment of each Bank pro rata according to each such Bank's Tranche A Commitment Percentage. Any termination or reduction of the Total Tranche B Commitment pursuant to this Section 2.10 shall be applied to reduce pro rata the Total Tranche B Commitment of each Tranche B Bank according to each such Bank's Tranche B Commitment Percentage.

     SECTION 2.11 Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that reasonable means do not exist for ascertaining the applicable Adjusted LIBOR Rate, the Agent shall, as soon as practicable thereafter, give written, facsimile or telegraphic notice of such determination to the Borrower and the Banks, and any request by the Borrower for a Borrowing of Eurodollar Loans (including pursuant to a refinancing with Eurodollar Loans) pursuant to
Section 2.06 or 2.12 shall be deemed a request for a Borrowing of ABR Loans. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request for a Borrowing of Eurodollar Loans shall be deemed to be a request for a Borrowing of ABR Loans.

     SECTION 2.12 Refinancing of Loans. The Borrower shall have the right, at any time, on three Business Days' prior irrevocable notice to the Agent (which notice, to be effective, must be received by the Agent not later than 1:00 p.m., New York City time, on the third Business Day preceding the date of any refinancing), (x) to refinance (without the satisfaction of the conditions set forth in Section 4 as a condition to such refinancing) any outstanding Borrowing or Borrowings of Tranche A Loans of one Type (or a portion thereof) with a Borrowing of Tranche A Loans of the other Type or (y) to continue an outstanding Borrowing of Eurodollar Loans for an additional Interest Period, subject to the following:

     (a) as a condition to the refinancing of Tranche A Loans that are ABR Loans with Eurodollar Loans and to the continuation of Tranche A Loans that are Eurodollar Loans for an additional Interest Period, no Event of Default shall have occurred and be continuing at the time of such refinancing;

     (b) if less than a full Borrowing of Tranche A Loans shall be refinanced, such refinancing shall be made pro rata among the Tranche A Banks in accordance with the respective principal amounts of the Tranche A Loans comprising such Borrowing held by the Tranche A Banks immediately prior to such refinancing;

     (c) the aggregate principal amount of Tranche A Loans being refinanced shall be at least $1,000,000, provided that no partial refinancing of a Borrowing of Eurodollar Loans shall result in the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $1,000,000 in aggregate principal amount;

     (d) each Tranche A Bank shall effect each refinancing by applying the proceeds of its new Eurodollar Loan or ABR Loan, as the case may be, to its Tranche A Loan being refinanced;

     (e) the Interest Period with respect to a Borrowing of Eurodollar Loans effected by a refinancing or in respect to the Borrowing of Eurodollar Loans being continued as Eurodollar Loans shall commence on the date of refinancing or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be;

     (f) a Borrowing of Eurodollar Loans may be refinanced only on the last day of an Interest Period applicable thereto; and

     (g) each request for a refinancing with a Borrowing of Eurodollar Loans which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month.

In the event that the Borrower shall not give notice to refinance any Borrowing of Eurodollar Loans, or to continue such Borrowing as Eurodollar Loans, or shall not be entitled to refinance or continue such Borrowing as Eurodollar Loans, in each case as provided above, such Borrowing shall automatically be refinanced with a Borrowing of ABR Loans at the expiration of the then-current Interest Period. The Agent shall, after it receives notice from the Borrower, promptly give each Tranche A Bank notice of any refinancing, in whole or part, of any Tranche A Loan made by such Bank.

     SECTION 2.13 Mandatory Prepayment; Commitment Termination; Cash Collateral.

     (a) If at any time the aggregate principal amount of the outstanding Tranche A Loans plus the Tranche A Letter of Credit Outstandings exceeds the lesser of (x) the Total Tranche A Commitment and (y) the Borrowing Base plus the Overadvance Amount (as in effect) minus the Tranche B Obligations, the Borrower will within three Business Days (i) prepay the Tranche A Loans in an amount necessary to cause the aggregate principal amount of the outstanding Tranche A Loans plus the aggregate Tranche A Letter of Credit Outstandings to be equal to or less than the Total Tranche A Commitment and/or the Borrowing Base plus the Overadvance Amount minus the Tranche B Obligations, as the case may be, and (ii) if, after giving effect to the prepayment in full of the Tranche A Loans, the undrawn amount of outstanding Tranche A Letter of Credit Outstandings in excess of the amount of cash held in the Letter of Credit Account with respect to Tranche A Cash Collateralization exceeds the lesser of the Total Tranche A Commitment and the Borrowing Base plus the Overadvance Amount minus the Tranche B Obligations, as the case may be, deposit into the Letter of Credit Account an amount equal to 105% of the amount by which the aggregate Tranche A Letter of Credit Outstandings in excess of the amount of cash held in the Letter of Credit Account with respect to Tranche A Cash Collateralization so exceeds the lesser of the Total Tranche A Commitment and Borrowing Base plus the Overadvance Amount minus the Tranche B Obligations, as the case may be.

     (b) Upon (i) the sale or other disposition (including as a result of casualty loss or condemnation) of any of the assets or properties of the Borrowers or the Guarantors (except for sales of Inventory, fixtures and equipment in the ordinary course of business), or (ii) the receipt by the Borrower or any Guarantor of all or any portion of the Royalty Pre-Payment (as such term is defined in the License Agreement) that is payable under the License Agreement, the Borrower shall apply 100% of the Net Proceeds thereof to the prepayment of the Tranche A Loans and, after the Tranche A Loans have been prepaid in full, only with respect to the Net Proceeds from clause (i) above, to the deposit with the Agent of cash collateral for the Tranche A Letter of Credit Outstandings in an aggregate amount equal to 105% thereof ("Tranche A Cash Collateralization"). After the Tranche A Commitment shall have been wholly and permanently terminated, all Tranche A Loans shall have been paid in full and no Tranche A Letters of Credit shall be outstanding, or, if outstanding, then backed by Tranche A Cash Collateralization, the Borrower shall then apply 100% of any remaining Net Proceeds from clause (i) above to the prepayment of the Tranche B Loans and after the Tranche B Loans shall have been repaid in full, to the deposit with the Agent of cash collateral for the Tranche B Letter of Credit Outstandings in an aggregate amount equal to 105% thereof ("Tranche B Cash Collateralization"). Upon any such prepayment from the Net Proceeds of clause
(i) above, the Tranche A Commitment or the Tranche B Commitment, as the case may be, shall be automatically and permanently reduced in an amount equal to the amount so prepaid.

     (c) Upon the Termination Date, the Total Commitment shall be terminated in full and the Borrower shall first repay the Tranche A Loans and after the Tranche A Loans shall have been repaid in full, provide Tranche A Cash Collateralization and second repay the Tranche B Loans and after the Tranche B Loans shall have been repaid in full, provide Tranche B Cash Collateralization, in each case plus any accrued but unpaid interest and fees thereon, and any cash in the Letter of Credit Accounts shall be remitted to the Borrower upon the expiration, cancellation, satisfaction or other termination of all reimbursement obligations with respect to all Letters of Credit.

     SECTION 2.14 Optional Prepayment of Loans; Reimbursement of Banks.

     (a) The Borrower shall have the right at any time and from time to time to prepay any Loans, in whole or in part, (x) with respect to Eurodollar Loans, upon at least three Business Days' prior written or facsimile notice to the Agent and (y) with respect to ABR Loans on the same Business Day if written or facsimile notice is received by the Agent prior to 12:00 noon, New York City time, and thereafter upon at least one Business Day's prior written or facsimile notice to the Agent; provided, however, that (i) no prepayment of Tranche B Loans shall be permitted pursuant to this Section 2.14(a) unless and until the Tranche A Commitment shall have been wholly and permanently terminated, all Tranche A Loans shall have been paid in full and no Tranche A Letters of Credit shall be outstanding, or, if outstanding, then backed by Tranche A Cash Collateralization, (ii) each such partial prepayment shall be in multiples of $1,000,000, (iii) no prepayment of Eurodollar Loans shall be permitted pursuant to this Section 2.14(a) other than on the last day of an Interest Period applicable thereto unless such prepayment is accompanied by the payment of the amounts described in clause (i) of the first sentence of Section 2.14(b), and
(iv) no partial prepayment of a Borrowing of Eurodollar Loans shall result in the aggregate principal amount of the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $1,000,000. Each notice of prepayment shall specify the prepayment date, the principal amount of the Loans to be prepaid and in the case of Eurodollar Loans, the Borrowing or Borrowings pursuant to which made, shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount and on the date stated therein. The Agent shall, promptly after receiving notice from the Borrower hereunder, notify each Tranche A or Tranche B Bank, as the case may be, of the principal amount of the Tranche A Loans or Tranche B Loans, as the case may be, held by such Bank which are to be prepaid, the prepayment date and the manner of application of the prepayment.

     (b) The Borrower shall reimburse each Tranche A Bank on demand for any loss incurred or to be incurred by it in the reemployment of the funds released (i) resulting from any prepayment (for any reason whatsoever, including, without limitation, refinancing with ABR Loans) of any Tranche A Loan that is a Eurodollar Loan required or permitted under this Agreement, if such Tranche A Loan is prepaid other than on the last day of the Interest Period for such Tranche A Loan or (ii) in the event that after the Borrower delivers a notice of borrowing under Section 2.06 in respect of Eurodollar Loans, such Loans are not made on the first day of the Interest Period specified in such notice of borrowing for any reason other than a breach by such Tranche A Bank of its obligations hereunder. Such loss shall be the amount as reasonably determined by such Tranche A Bank as the excess, if any, of (A) the amount of interest which would have accrued to such Tranche A Bank on the amount so paid or not borrowed at a rate of interest equal to the Adjusted LIBOR Rate for such Tranche A Loan, for the period from the date of such payment or failure to borrow to the last day (x) in the case of a payment or refinancing with ABR Loans other than on the last day of the Interest Period for such Loan, of the then current Interest Period for such Tranche A Loan, or (y) in the case of such failure to borrow, of the Interest Period for such Tranche A Loan which would have commenced on the date of such failure to borrow, over (B) the amount of interest which would have accrued to such Tranche A Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market. Each Tranche A Bank shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Tranche A Bank.

     (c) In the event the Borrower fails to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.14(a), the Borrower on demand by any Tranche A Bank (in the case of a prepayment of Tranche A Loans) or Tranche B Bank (in the case of a prepayment of Tranche B Loans), as the case may be, shall pay to the Agent for the account of such Tranche A Bank (in the case of a prepayment of Tranche A Loans) or Tranche B Bank (in the case of a prepayment of Tranche B Loans), as the case may be, any amounts required to compensate such Bank for any loss incurred by such Bank as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Bank to fulfill deposit obligations incurred in anticipation of such prepayment, but without duplication of any amounts paid under Section 2.14(b). Each Tranche A Bank or Tranche B Bank, as the case may be, shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Bank.

     (d) Any partial prepayment of the Tranche A Loans by the Borrower pursuant to Sections 2.13 or 2.14 shall be applied as specified by the Borrower or, in the absence of such specification, as determined by the Agent, provided that in the latter case no Eurodollar Loans shall be prepaid pursuant to Section 2.13 to the extent that such Loan has an Interest Period ending after the required date of prepayment unless and until all outstanding ABR Loans and Eurodollar Loans with Interest Periods ending on such date have been repaid in full.

     SECTION 2.15 Reserve Requirements; Change in Circumstances.

     (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Bank of the principal of or interest on any Eurodollar Loan made by such Bank or any fees or other amounts payable hereunder (other than changes in respect of Taxes, Other Taxes and taxes imposed on, or measured by, the net income or overall gross receipts or franchise taxes of such Bank by the national jurisdiction in which such Bank has its principal office or in which the applicable lending office for such Eurodollar Loan is located or by any political subdivision or taxing authority therein, or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which such Bank would not be subject to tax but for the execution and performance of this Agreement), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Bank (except any such reserve requirement which is reflected in the Adjusted LIBOR Rate) or shall impose on such Bank or the London interbank market any other condition affecting this Agreement or the Eurodollar Loans made by such Bank, and the result of any of the foregoing shall be to increase the cost to such Bank of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Bank to be material, then the Borrower will pay to such Bank in accordance with paragraph
(c) below such additional amount or amounts as will compensate such Bank for such additional costs incurred or reduction suffered.

     (b) If any Bank shall have determined that the adoption or effectiveness after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any lending office of such Bank) or any Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or on the capital of such Bank's holding company, if any, as a consequence of this Agreement, the Loans made by such Bank pursuant hereto, such Bank's Commitment hereunder or the issuance of, or participation in, any Letter of Credit by such Bank to a level below that which such Bank or such Bank's holding company could have achieved but for such adoption, change or compliance (taking into account Bank's policies and the policies of such Bank's holding company with respect to capital adequacy) by an amount deemed by such Bank to be material (except to the extent that such amount is reflected in the Adjusted LIBOR Rate), then from time to time the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or such Bank's holding company for any such reduction suffered.

     (c) A certificate of each Bank setting forth such amount or amounts as shall be necessary to compensate such Bank or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Bank the amount shown as due on any such certificate delivered to it within 10 days after its receipt of the same. Any Bank receiving any such payment shall promptly make a refund thereof to the Borrower if the law, regulation, guideline or change in circumstances giving rise to such payment is subsequently deemed or held to be invalid or inapplicable.

     (d) Failure on the part of any Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's right to demand compensation with respect to such period or any other period, provided that the Borrower shall not be required to compensate a Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Bank notifies the Borrower of the circumstance giving rise to such increased costs or reductions and of such Bank's intention to claim compensation therefor. The protection of this Section shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

     SECTION 2.16 Change in Legality.

     (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (x) any change after the date of this Agreement in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof shall make it unlawful for a Bank to make or maintain a Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan or (y) at any time any Bank determines that the making or continuance of any of its Eurodollar Loans has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Bank in such market, then, by written notice to the Borrower, such Bank may
(i) declare that Eurodollar Loans will not thereafter be made by such Bank hereunder, whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such Bank only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below. In the event any Bank shall exercise its rights under clause (i) or (ii) of this paragraph (a), all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Bank or the converted Eurodollar Loans of such Bank shall instead be applied to repay the ABR Loans made by such Bank in lieu of, or resulting from the conversion of, such Eurodollar Loans.

     (b) For purposes of this Section 2.16, a notice to the Borrower by any Bank pursuant to paragraph (a) above shall be effective, if lawful, and if any Eurodollar Loans shall then be outstanding, on the last day of the then-current Interest Period, otherwise, such notice shall be effective on the date of receipt by the Borrower.

     SECTION 2.17 Pro Rata Treatment, etc. All payments and repayments of principal and interest in respect of the Tranche A Loans or, as required or permitted under this Agreement, Tranche B Loans (except as provided in Sections
2.15 and 2.16) shall be made pro rata among the Tranche A Banks or pro rata among the Tranche B Banks, as the case may be, in accordance with the then outstanding principal amount of the Tranche A Loans or Tranche B Loans, as the case may be, and/or participations in Tranche A Letter of Credit Outstandings or Tranche B Letter of Credit Outstandings, as the case may be, hereunder and all payments of Letter of Credit Fees (other than those payable to a Fronting Bank) shall be made pro rata among the Tranche A Banks or pro rata among the Tranche B Banks, as the case may be, in accordance with their respective Tranche A Commitments or Tranche B Commitments, as the case may be, and all payments of the Commitment Fees shall be made pro rata among the Tranche A Banks in accordance with their Tranche A Commitments. All payments by the Borrower hereunder shall be (i) net of any tax applicable to the Borrower or Guarantor and (ii) made in Dollars in immediately available funds at the office of the Agent by 12:00 noon, New York City time, on the date on which such payment shall be due. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid in full or converted to a Loan of a different Type.

     SECTION 2.18 Taxes.

     (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of, and without deduction for, any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agent, Bank or Fronting Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (b) The Borrower will indemnify the Agent, each Bank and the Fronting Bank, within 10 days after written demand therefore, for the full amount of any Indemnified Taxes or Other Taxes paid by the Agent, such Bank or the Fronting Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified taxes or Other Taxes imposed or asserted on or attributable to amount payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Bank or the Fronting Bank, or by the Agent on its own behalf or on behalf of a Bank or the Fronting Bank, shall be conclusive absent manifest error.

     (c) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

     (d) Any Foreign Bank that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

     SECTION 2.19 Fees.

     (a) The Borrower shall pay to the Agent, for the respective accounts of the Tranche A Banks, a facility fee in an amount equal to $595,000, one-half of which shall be payable upon the entry of the Interim Order and the balance to be payable upon the entry of the Final Order.

     (b) The Borrower shall pay to the Agent, for its own account, an advisory and structuring fee with respect to the Tranche A Commitment in the amount of $280,000, one-half of which shall be payable upon the entry of the Interim Order and the balance to be payable upon the entry of the Final Order.

     (c) The Borrower shall pay to the Agent, for its own account, an annual administrative agency fee in the amount of $100,000 which shall be payable (i) $25,000 on the Closing Date and (ii) $25,000 on each quarterly anniversary of the Closing Date, unless if such date is the Maturity Date and the Tranche A Loans have been repaid in full on or prior to such date.

     (d) The Borrower shall pay to the Agent, for the account of the Collateral Monitor, an annual collateral monitoring fee in the amount of $100,000 which shall be payable (i) $25,000 on the Closing Date and (ii) $25,000 on each quarterly anniversary of the Closing Date, unless if such date is the Maturity Date and the Tranche A Loans have been repaid in full on or prior to such date.

     SECTION 2.20 Commitment Fee. The Borrower shall pay to the Agent for the respective accounts of the Tranche A Banks a commitment fee (the "Commitment Fee") for the period commencing on the Closing Date to the Termination Date or the earlier date of termination of the Commitment, computed (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of one-half of one percent (1/2%) per annum on the average daily Unused Total Tranche A Commitment. Such Commitment Fee, to the extent then accrued, shall be payable
(x) monthly, in arrears, on the last calendar day of each month, (y) on the Termination Date and (z) as provided in Section 2.10 hereof, upon any reduction or termination in whole or in part of the Total Tranche A Commitment.

     SECTION 2.21 Letter of Credit Fees. The Borrower shall pay with respect to each Letter of Credit (i) to the Agent on behalf of the Tranche A Banks (in the case of Tranche A Letters of Credit), a fee calculated (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of three and one-half percent (3.50%) per annum with respect to Tranche A Letters of Credit on the daily average Tranche A Letter of Credit Outstandings, (ii) to the Agent on behalf of the Tranche B Banks (in the case of Tranche B Letters of Credit) at the rate applicable to Pre-Petition Letters of Credit provided for under the Existing Agreement and (iii) to the Fronting Bank such Fronting Bank's customary fees for issuance, amendments and processing referred to in Section 2.03. In addition, the Borrower agrees to pay each Fronting Bank for its account a fronting fee of one quarter of one percent (1/4%) per annum in respect of each Tranche A Letter of Credit issued by such Fronting Bank, for the period from and including the date of issuance of such Tranche A Letter of Credit to and including the date of termination of such Tranche A Letter of Credit, computed at a rate, and payable at times, to be determined by such Fronting Bank, the Borrower and the Agent. Accrued fees described in clause (i) of the first sentence of this paragraph in respect of each Letter of Credit shall be due and payable monthly in arrears on the last calendar day of each month and on the Termination Date. Accrued fees described in clause (iii) of the first sentence of this paragraph in respect of each Tranche A Letter of Credit shall be payable at times to be determined by the Fronting Bank, the Borrower and the Agent.

     SECTION 2.22 Nature of Fees. All Fees shall be paid on the dates due (and in the case of the Fees provided for in Section 2.19, shall be earned on the date of the entry of the Interim Order), in immediately available funds, to the Agent for the respective accounts of the Agent, the Collateral Monitor, the Tranche A Banks and Tranche B Banks, as the case may be, as provided herein. Once paid, none of the Fees shall be refundable under any circumstances.

     SECTION 2.23 Priority and Liens.

     (a) The Borrower and each of the Guarantors hereby covenants, represents and warrants that, upon entry of the Interim Order, the Obligations of the Borrower and the Guarantors hereunder and under the Loan Documents and in respect of Indebtedness permitted by Sections 6.03(vi), (vii) and (viii): (i) pursuant to Section 364(c)(1) of the Bankruptcy Code, shall at all times constitute allowed administrative expense claims in the Cases having priority over all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code; (ii) pursuant to Section 364(c)(2) of the Bankruptcy Code, shall at all times be secured by a perfected first priority Lien on all unencumbered property of the Borrower and the Guarantors (excluding the Borrower's and the Guarantors' rights in respect of avoidance actions under the Bankruptcy Code, it being understood that, notwithstanding such exclusion of avoidance actions, the proceeds of such actions shall be available to repay the Obligations) (including, without limitation, upon and after the Tranche B Effective Date, the property of the Borrower and the Guarantors previously securing the Pre-Petition Obligations) and on all cash maintained in the respective Letter of Credit Accounts and any direct investments of the funds contained therein; (iii) pursuant to Section 364(c)(3) of the Bankruptcy Code, shall be secured by a perfected Lien upon all property of the Borrower and the Guarantors (other than the property that is subject to existing Liens that presently secure the obligations of the Borrower and the Guarantors under the Existing Agreement, as to which the Lien in favor of the Agent and the Banks will be as described in clause (iv) of this sentence) that is subject to valid and perfected Liens in existence on the Filing Date or to valid Liens in existence on the Filing Date that are perfected subsequent to the Filing Date as permitted by Section 546(b) of the Bankruptcy Code or to Permitted Liens, junior to such valid and perfected Liens; and (iv) with respect only to the

Tranche A Obligations, pursuant to Section 364(d)(1) of the Bankruptcy Code, shall be secured by a perfected first priority, senior priming Lien on all of the tangible and intangible property of the Borrower and the Guarantors (including without limitation, accounts receivable, inventory, patents, copyrights, trademarks, tradenames and all other intellectual property, and the capital stock of all direct subsidiaries of the Borrower and each Guarantor and the proceeds thereof) that is subject to existing Liens that presently secure the Borrower's and the Guarantors' pre-petition Indebtedness under the Existing Agreement (but subject to any Liens in existence on the Filing Date to which the Liens being primed hereby are subject or become subject subsequent to the Filing Date as permitted by Section 546(b) of the Bankruptcy Code) and any Liens granted after the Filing Date to provide adequate protection in respect of the Existing Agreement, subject in all such Cases only to (x) the Liens in favor of the Factor to the extent provided for in Section 2.23(b) below, (y) in the event of the occurrence and during the continuance of an Event of Default or an event that would constitute an Event of Default with the giving of notice or lapse of time or both (unless subsequently waived), the payment of allowed and unpaid professional fees and disbursements incurred by the Borrower, the Guarantors and any statutory committees appointed in the Cases in an aggregate amount not in excess of $1,000,000 (plus all unpaid professional fees and disbursements incurred prior to the occurrence of an Event of Default or an event that would constitute an Event of Default with the giving of notice or lapse of time or both to the extent allowed by the Bankruptcy Court at any time) and (z) the payment of unpaid fees pursuant to 28 U.S.C. ss. 1930 and to the Clerk of the Bankruptcy Court (collectively, in the case of clauses (y) and (z), the "Carve-Out"), provided, that, no portion of the Carve-Out shall be utilized for the payment of professional fees and disbursements incurred in connection with any challenge to the amount, extent, priority, validity, perfection or enforcement of the Indebtedness of the Borrower and the Guarantors owing to the Existing Lenders (in respect of the Existing Agreements, the Rate Agreement, the Factoring Agreement or under this Agreement or any of the other Loan Documents) or to the collateral securing such Indebtedness. The Banks agree that so long as no Event of Default or event which with the giving of notice or lapse of time or both would constitute an Event of Default shall have occurred, the Borrower and the Guarantors shall be permitted to pay compensation and reimbursement of expenses allowed and payable under 11 U.S.C. ss. 330 and 11 U.S.C. ss. 331, as the same may be due and payable, and the same shall not reduce the Carve-Out.

     (b) The Borrower and each of the Guarantors hereby covenants, represents and warrants that, upon entry of the Interim Order, the Obligations of the Borrower and the Guarantors in respect of Indebtedness owed to the Factor permitted by Section 6.03(viii): (i) pursuant to Section 364(d)(1) of the Bankruptcy Code, shall be secured by a perfected first priority, senior priming Lien on those accounts receivable of the Borrower and the Guarantors that constitute Factor Risk Accounts, but only to the extent, and only at the time, that the Factor has made payments to the Agent in respect of such accounts receivable, but has not yet collected payment from the account debtor in respect thereof; (ii) pursuant to Section 364(d)(1) of the Bankruptcy Code, shall be secured by a perfected first priority, senior priming Lien on all accounts receivable of the Borrower and the Guarantors, but only to the extent, and only at the time, that the Factor has collected amounts from an account debtor and paid such amounts over to the Agent, and has been subsequently required to disgorge such amounts to the Borrower, or that the Factor has paid amounts over to the Agent and such amounts are not subsequently collected or are uncollectable, including, without limitation, as a result of returned checks, misapplied funds or similar items (other than as a result of the Factor's own gross negligence or willful misconduct or as a result of its not acting in a commercially reasonable manner in the handling and collecting of such accounts receivable); and (iii) with respect to "ledger debt" and all "Obligations" (as such term is defined in the Factoring Agreement) of Borrower to the Factor other than those specified in clauses (i) and (ii) of this subparagraph 2.23(b) incurred subsequent to the Filing Date, pursuant to Section 364(c)(3) of the Bankruptcy Code, shall be secured by a perfected Lien upon all "Collateral" (as such term is defined in the Factoring Agreement) of the Borrower and the Guarantors that are subject to
(x) Liens in favor of the Agent and the Banks, (y) valid and perfected Liens in existence on the Filing Date or to valid Liens in existence on the Filing Date that are perfected subsequent to the Filing Date as permitted by Section 546(b) of the Bankruptcy Code or to Permitted Liens and (z) Liens that presently secure the Borrower's and the Guarantors' pre-petition Indebtedness under the Existing Agreement and any Liens granted after the Filing Date to provide adequate protection in respect of the Existing Agreement, junior to all such Liens described in clauses (x), (y) and (z) above; subject only to, in the event of the occurrence and during the continuance of an Event of Default or an event that would constitute an Event of Default with the giving of notice or lapse of time, or both, the Carve-Out.

     (c) Subject to the priorities set forth in subsection (a) above and to the Carve-Out, as to all real property the title to which is held by the Borrower or any of the Guarantors, or the possession of which is held by the Borrower or any of the Guarantors pursuant to leasehold interest, and which secures the obligations under the Existing Agreement, the Borrower and each Guarantor hereby assigns and conveys as security, grants a security interest in, hypothecates, mortgages, pledges and sets over unto the Agent on behalf of the Tranche A Banks until the Tranche B Effective Date, and on behalf of the Banks from and after the Tranche B Effective Date, all of the right, title and interest of the Borrower and such Guarantor in all of such owned real property and in all such leasehold interests, together in each case with all of the right, title and interest of the Borrower and such Guarantor in and to all buildings, improvements, and fixtures related thereto, any lease or sublease thereof, all general intangibles relating thereto and all proceeds thereof. The Borrower and each Guarantor acknowledges that, pursuant to the Orders, the Liens in favor of the Agent on behalf of the Tranche A Banks or the Banks, as the case may be, in all of such real property and leasehold instruments shall be perfected without the recordation of any instruments of mortgage or assignment. The Borrower and each Guarantor further agrees that, upon the request of the Agent, the Borrower and such Guarantor shall enter into separate fee mortgages (and use its reasonable efforts to enter into leasehold mortgages) in recordable form with respect to such properties on terms reasonably satisfactory to the Agent.

     (d) The Liens and Superpriority Claims granted to the Tranche A Banks to secure the Tranche A Obligations shall be senior and prior in all respects to the Liens and Superpriority Claims granted to secure the Existing Obligations prior to the Tranche B Effective Date and the Tranche B Obligations from and after the Tranche B Effective Date.

     SECTION 2.24 Right of Set-Off. Subject to the provisions of Section 7.01, upon the occurrence and during the continuance of any Event of Default, the Agent and each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law and without further order of or application to the Bankruptcy Court, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent and each such Bank to or for the credit or the account of the Borrower or any Guarantor against any and all of the obligations of such

Borrower or Guarantor now or hereafter existing under the Loan Documents, irrespective of whether or not such Bank shall have made any demand under any Loan Document and although such obligations may not have been accelerated. Each Bank and the Agent agrees promptly to notify the Borrower and Guarantors after any such set-off and application made by such Bank or by the Agent, as the case may be, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank and the Agent under this Section are in addition to other rights and remedies which such Bank and the Agent may have upon the occurrence and during the continuance of any Event of Default. Any such set-off shall be applied, after all fees have been paid in full, first to the Tranche A Loans (and interest thereon) second to Tranche A Cash Collateralization, and third pro rata to the outstanding Tranche B Loans (and interest thereon) and to Tranche B Cash Collateralization.

     SECTION 2.25 Security  Interest in Letter of Credit  Accounts.  Pursuant to
Section 364(c)(2) of the Bankruptcy Code, the Borrower and the Guarantors hereby assign and pledge to the Agent, for its benefit and for the ratable benefit of
(x) the Tranche A Banks, a first priority security interest, senior to all other Liens, if any, in all of the Borrower's and the Guarantors' right, title and interest in and to the Tranche A Letter of Credit Account and any direct investment of the funds contained therein and (y) the Tranche B Banks a first priority security interest, senior to all other Liens, if any, in all of the Borrower's and Guarantors' right, title and interest in and to the Tranche B Letter of Credit Account and any direct investment of the funds contained therein. Cash held in the Letter of Credit Accounts shall not be available for use by the Borrower, whether pursuant to Section 363 of the Bankruptcy Code or otherwise and shall be released to the Borrower as described in Section 2.03(c).

     SECTION 2.26 Payment of Obligations. Subject to the provisions of Section 7.01, upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents of the Borrower and the Guarantors, the Banks shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court; provided, however, any such payments shall be made first to the Tranche A Banks until the Tranche A Commitment shall have been wholly and permanently terminated, all Tranche A Loans shall have been paid in full and no Tranche A Letters of Credit shall be outstanding, or, if outstanding, then backed by Tranche A Cash Collateralization, second to the Tranche B Loans and third to Tranche B Cash Collateralization.

     SECTION 2.27 No Discharge; Survival of Claims. Each of the Borrower and the Guarantors agrees that (i) its obligations hereunder shall not be discharged by the entry of an order confirming a Reorganization Plan (and each of the Borrower and the Guarantors, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the Superpriority Claim granted to the Agent and the Banks pursuant to the Orders and described in Section 2.23 and the Liens granted to the Agent pursuant to the Orders and described in Sections
2.23 and 2.25 shall not be affected in any manner by the entry of an order confirming a Reorganization Plan.

     SECTION 2.28 Use of Cash Collateral. Notwithstanding anything to the contrary contained herein, the Borrower shall not be permitted (i) to request a Borrowing under Section 2.06 or request the issuance of a Letter of Credit under
Section 2.04 unless the Bankruptcy Court shall have entered the Interim Order or
(ii) to request a  Borrowing  under  Section  2.06 unless the

Borrower and the Guarantors shall at that time have the use of all cash collateral subject to the Orders for the purposes described in Section 3.09 and each of the Tranche B Banks hereby consents to the Borrower's use of such cash collateral as set forth in the Orders.

     SECTION 3. REPRESENTATIONS AND WARRANTIES

     In order to induce the Banks to make Loans and issue and/or participate in Letters of Credit hereunder, the Borrower and each of the Guarantors jointly and severally represent and warrant as follows:

     SECTION 3.01 Organization and Authority. Each of the Borrower and the Guarantors (i) is a corporation duly organized and validly existing under the laws of the State of its incorporation and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, operations, business, properties, assets or prospects of the Borrower and the Guarantors taken as a whole; (ii) subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable) has the requisite corporate power and authority to effect the transactions contemplated hereby, and by the other Loan Documents to which it is a party, and (iii) subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable) has all requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, and to conduct its business as now or currently proposed to be conducted.

     SECTION 3.02 Due Execution. Upon the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable), the execution, delivery and performance by each of the Borrower and the Guarantors of each of the Loan Documents to which it is a party (i) are within the respective corporate powers of each of the Borrower and the Guarantors, have been duly authorized by all necessary corporate action including the consent of shareholders where required, and do not (A) contravene the charter or by-laws of any of the Borrower or the Guarantors, (B) violate any law (including, without limitation, the Securities Exchange Act of 1934) or regulation (including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System), or any order or decree of any court or Governmental Authority, (C) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust entered into after the Filing Date or any material lease, agreement or other instrument entered into after the Filing Date binding on the Borrower or the Guarantors or any of their properties, or (D) result in or require the creation or imposition of any Lien upon any of the property of any of the Borrower or the Guarantors other than the Liens granted pursuant to this Agreement, the other Loan Documents or the Orders; and (ii) do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority other than the entry of the Orders. Upon the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable), this Agreement has been duly executed and delivered by each of the Borrower and the Guarantors. This Agreement is, and each of the other Loan Documents to which the Borrower and each of the Guarantors is or will be a party, when delivered hereunder or thereunder, will be, a legal, valid and binding obligation of the Borrower and each Guarantor, as the case may be, enforceable against the Borrower and the Guarantors, as the case may be, in accordance with its terms and the Orders.

     SECTION 3.03 Statements Made. The information that has been delivered in writing by the Borrower or any of the Guarantors to the Agent or to the Bankruptcy Court in connection with any Loan Document, and any financial statement delivered pursuant hereto or thereto (other than to the extent that any such statements constitute projections), taken as a whole and in light of the circumstances in which made, contains no untrue statement of a material fact and does not omit to state a material fact necessary to make such statements not misleading; and, to the extent that any such information constitutes projections, such projections were prepared in good faith on the basis of assumptions, methods, data, tests and information believed by the Borrower or such Guarantor to be reasonable at the time such projections were furnished.

     SECTION 3.04 Financial Statements. The Borrower has furnished the Banks with copies of (i) the audited consolidated financial statement and schedules of the Borrower and the Guarantors for the fiscal year ended December 30, 2000 and
(ii) the unaudited consolidated financial statements and schedules of the Borrower and the Guarantors for the fiscal quarter ended September 29, 2001. Such financial statements present fairly the financial condition and results of operations of the Borrower and the Guarantors on a consolidated basis as of such dates and for such periods; such balance sheets and the notes thereto disclose all liabilities, direct or contingent, of the Borrower and the Guarantors as of the dates thereof required to be disclosed by GAAP and such financial statements were prepared in a manner consistent with GAAP. No material adverse change in the operations, business, properties, assets, prospects or condition (financial or otherwise) of the Borrower and the Guarantors, taken as a whole, has occurred from that set forth in the Borrower's consolidated financial statements for the fiscal year ended December 30, 2000 or the fiscal quarter ended September 29, 2001 other than those which customarily occur as a result of events leading up to and following the commencement of a proceeding under Chapter 11 of the Bankruptcy Code and the commencement of the Cases (including, without limitation, those reflected in the financial projections heretofore made available to the Agent).

     SECTION 3.05 Ownership. Other than as set forth on Schedule 3.05, (i) each of the Persons listed on Schedule 3.05 is a wholly-owned, direct or indirect Subsidiary of the Borrower, and (ii) the Borrower owns no other Subsidiaries, whether directly or indirectly.

     SECTION 3.06 Liens. Except for Liens existing on the Filing Date as reflected on Schedule 3.06 (it being agreed that Schedule 3.06 shall be permitted to be delivered prior to the entry of the Final Order, provided such
Schedule is in form and substance satisfactory to the Banks), there are no Liens of any nature whatsoever on any assets of the Borrower or any of the Guarantors other than: (i) Liens granted pursuant to the Existing Agreement and the Factoring Agreement; (ii) Permitted Liens; (iii) other Liens permitted pursuant to Section 6.01; and (iv) Liens in favor of the Agent, the Banks and the Factor. Neither the Borrower nor the Guarantors are parties to any contract, agreement, lease or instrument the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of a Lien on any assets of the Borrower or any Guarantor or otherwise result in a violation of this Agreement other than the Liens granted to the Agent and the Banks as provided for in this Agreement.

     SECTION 3.07 Compliance with Law.

     (a) (i) The operations of the Borrower and the Guarantors comply in all material respects with all applicable environmental, health and safety statutes and regulations, including, without limitation, regulations promulgated under the Resource Conservation and Recovery Act (42 U.S.C. ss.ss. 6901 et seq.); (ii) to the Borrower's and each of the Guarantor's knowledge, none of the operations of the Borrower or the Guarantors is the subject of any Federal or state investigation evaluating whether any remedial action involving a material expenditure by the Borrower or any Guarantor is needed to respond to a release of any Hazardous Waste or Hazardous Substance (as such terms are defined in any applicable state or Federal environmental law or regulations) into the environment; and (iii) to the Borrower's and each of the Guarantor's knowledge, the Borrower and the Guarantors do not have any material contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment.

     (b) Neither the Borrower nor any Guarantor is, to the best of its knowledge, in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority the violation of which, or a default with respect to which, would have a material adverse effect on the financial condition, operations, business, properties, assets or prospects of the Borrower and the Guarantors taken as a whole.

     SECTION 3.08 Insurance. All policies of insurance of any kind or nature owned by or issued to the Borrower and the Guarantors, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, employee health and welfare, title, property and liability insurance, are in full force and effect and are of a nature and provide such coverage as is customarily carried by companies of the size and character of the Borrower and the Guarantors.

     SECTION 3.09 Use of Proceeds. (a) The proceeds of the Tranche A Loans shall be used for working capital and for other general corporate purposes of the Borrower and the Guarantors.

     (b) The proceeds of the Tranche B Loans shall be used solely to repay in full the Pre-Petition Obligations and to reimburse drawings under Tranche B Letters of Credit.

     SECTION 3.10 Litigation. Other than as set forth on Schedule 3.10, there are no unstayed actions, suits or proceedings pending or, to the knowledge of the Borrower or the Guarantors, threatened against or affecting the Borrower or the Guarantors or any of their respective properties, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which is reasonably likely to be determined adversely to the Borrower or the Guarantors and, if so determined adversely to the Borrower or the Guarantors would have a material adverse effect on the financial condition, business, properties, prospects, operations or assets of the Borrower and the Guarantors, taken as a whole.

     SECTION 4. CONDITIONS OF LENDING

     SECTION 4.01 Conditions Precedent to Initial Loans and Initial Letters of Credit. The obligation of the Banks to make the initial Loans or the Fronting Bank to issue the initial Letter of Credit, whichever may occur first, is subject to the following conditions precedent:

     (a) Supporting Documents. The Agent shall have received for each of the Borrower and the Guarantors:

          (i) a copy of such entity's certificate of incorporation, as amended, certified as of a recent date by the Secretary of State of the state of its incorporation;

          (ii) a certificate of such Secretary of State, dated as of a recent date, as to the good standing of and payment of taxes by that entity and as to the charter documents on file in the office of such Secretary of State; and

          (iii) a certificate of the Secretary or an Assistant Secretary of that entity dated the date of the initial Loans or the initial Letter of Credit hereunder, whichever first occurs, and certifying (A) that attached thereto is a true and complete copy of the by-laws of that entity as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of that entity authorizing the Borrowings and Letter of Credit extensions hereunder, the execution, delivery and performance in accordance with their respective terms of this Agreement, the Loan Documents and any other documents required or contemplated hereunder or thereunder and the granting of the security interest in the Letter of Credit Account and other Liens contemplated hereby, (C) that the certificate of incorporation of that entity has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer of that entity executing this Agreement and the Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of that entity as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii)).

     (b) Interim Order. At the time of the making of the initial Loans or at the time of the issuance of the initial Letters of Credit, whichever first occurs, the Agent and the Banks shall have received a certified copy of an order of the Bankruptcy Court in substantially the form of Exhibit A-1 (the "Interim Order") approving the Loan Documents and granting the Superpriority Claim status and senior priming and other Liens described in Section 2.23 which Interim Order (i) shall have been entered, upon an application or motion of the Borrower reasonably satisfactory in form and substance to the Agent, on such prior notice to such parties (including the Existing Lenders) as may in each case be reasonably satisfactory to the Agent, (ii) shall authorize extensions of credit in amounts satisfactory to the Agent, (iii) shall approve the payment by the Borrower of all of the Fees set forth in Section 2.19, (iv) shall be in full force and effect, (v) shall have authorized the use by the Borrower and the Guarantors of any cash collateral in which any Existing Lender under the Existing Agreement may have an interest and shall have provided, as adequate protection for the use of such cash collateral and the priming contemplated hereby, for (A) a Superpriority claim as contemplated by Section 507(b) of the Bankruptcy Code immediately junior to the claims under Section 364(c)(1) of the Bankruptcy Code held by the Agent and the Banks, (B) a Lien on substantially all of the assets of the

Borrower and the Guarantors having a priority immediately junior to the priming and other Liens granted in favor of the Agent and the Banks hereunder and under the other Loan Documents, (C) the monthly payment of current interest and letter of credit fees (including the payment on the Closing Date of any such interest and fees that are accrued and unpaid as of the Filing Date) at the applicable non-default rates (including LIBOR pricing options) provided for pursuant to the Existing Agreement (the payments described in this clause to be without prejudice to the rights of any Existing Lender to assert a claim for the payment of additional interest calculated at any other applicable rates of interest, or on any other basis, set forth in the Existing Agreement or to the rights of the Borrower to contest such assertion), (D) the payment on a current basis of the reasonable fees and disbursements of respective professionals (including, but not limited to, the reasonable fees and disbursements of counsel and internal and third-party consultants, including financial consultants, and auditors) for the Pre-Petition Agent (including the payment on the Closing Date or as soon thereafter as is practicable of any unpaid pre-petition fees and expenses) and the continuation of the payment to the Pre-Petition Agent on a current basis of the administration fees that are provided for under the Existing Agreement, and
(E) such other protection as agreed between the Borrower, the Guarantors and the Existing Lenders, and (vi) shall not have been stayed, reversed, modified or amended in any respect; and, if the Interim Order is the subject of a pending appeal in any respect, neither the making of such Loans nor the issuance of such Letter of Credit nor the performance by the Borrower or any of the Guarantors of any of their respective obligations hereunder or under the Loan Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal.

     (c) Security and Pledge Agreement. The Borrower and each of the Guarantors shall have duly executed and delivered to the Agent a Security and Pledge Agreement in substantially the form of Exhibit B (the "Security and Pledge Agreement").

     (d) First Day Orders. All of the "first day orders" (including, without limitation, orders approving the assumption of the License Agreement and the Factoring Agreement) entered by the Bankruptcy Court at the time of the commencement of the Cases shall be reasonably satisfactory in form and substance to the Agent.

     (e) Opinion of Counsel. The Agent and the Banks shall have received the favorable written opinion of counsel to the Borrower and the Guarantors reasonably acceptable to the Agent, dated the date of the initial Loans or the issuance of the initial Letter of Credit, whichever first occurs, substantially in the form of Exhibit C.

     (f) Guarantee Agreement. The Non-Debtor Guarantors shall have executed a guarantee agreement in form and substance satisfactory to the Agent (the "Guarantee Agreement").

     (g) Payment of Fees. The Borrower shall have paid to the Agent the then unpaid balance of all accrued and unpaid Fees due under and pursuant to this Agreement and the letter referred to in Section 2.19 (including, without limitation, promptly following the Closing Date, the fees and expenses of counsel to the Agent that were accrued prior to the Filing Date).

     (h) Corporate and Judicial Proceedings. All corporate and judicial proceedings and all instruments and agreements in connection with the transactions among the Borrower, the Guarantors, the Agent and the Banks contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all documents and papers, including records of corporate and judicial proceedings, which the Agent may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, governmental or judicial authorities.

     (i) Information. The Agent shall have received such information (financial or otherwise) as may be reasonably requested by the Agent and shall have discussed the Borrower's business plan heretofore delivered to the Agent with the Borrower's management and shall be satisfied with the nature and substance of such discussions.

     (j) Forecast. The Agent shall have received from the Borrower a forecast detailing the Borrower's anticipated cash receipts and disbursements for the period through the Maturity Date and setting forth the anticipated uses of the commitment that is reasonably satisfactory in form and substance to the Agent and the Banks (the "Forecast").

     (k) Compliance with Laws. The Borrower and the Guarantors shall have granted the Agent access to and the right to inspect all reports, audits and other internal information of the Borrower and the Guarantors relating to environmental matters, and any third party verification of certain matters relating to compliance with environmental laws and regulations requested by the Agent, and the Agent shall be reasonably satisfied (x) that the Borrower and the Guarantors are in compliance in all material respects with all applicable environmental laws and regulations and (y) that the Borrower has made adequate provision for the costs of maintaining such compliance.

     (l) UCC Searches. The Agent shall have received UCC searches conducted in the jurisdictions in which the Borrower and the Guarantors conduct business (dated as of a date reasonably satisfactory to the Agent), reflecting the absence of Liens and encumbrances on the assets of the Borrower and the Guarantors other than such Liens as may be satisfactory to the Agent and the Banks (it being agreed that such searches shall be permitted to be delivered prior to the entry of the Final Order, provided, such searches are satisfactory to the Banks).

     (m) Closing Documents. The Agent shall have received all documents required by Section 4.01 reasonably satisfactory in form and substance to the Agent.

     SECTION 4.02 Conditions Precedent to Each Loan and Each Letter of Credit. The obligation of the Banks to make each Loan and of the Fronting Bank to issue each Letter of Credit, including the initial Loan and the initial Letter of Credit, is subject to the following conditions precedent:

     (a) Notice. Only with respect to any Tranche A Loan, the Agent shall have received a notice with respect to such borrowing or issuance, as the case may be, as required by Section 2.

     (b) Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date.

     (c) No Default. On the date of each Borrowing hereunder or the issuance of each Letter of Credit, no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing.

     (d) Orders. The Interim Order shall be in full force and effect and shall not have been stayed, reversed, modified or amended in any respect without the prior written consent of the Agent and the Required Banks, provided, that at the time of the making of any Loan or the issuance of any Letter of Credit the aggregate amount of either of which, when added to the sum of the principal amount of all Loans then outstanding and the Letter of Credit Outstandings, would exceed the amount authorized by the Interim Order (collectively, the "Additional Credit"), the Agent and each of the Banks shall have received a certified copy of an order of the Bankruptcy Court in substantially the form of Exhibit A-2 (the "Final Order"), which Final Order shall have approved, among other things, the Tranche B Loans and the Tranche B Letters of Credit and which, in any event, shall have been entered by the Bankruptcy Court no later than 30 days after the entry of the Interim Order and at the time of the extension of any Additional Credit the Final Order shall be in full force and effect, and shall not have been stayed, reversed, modified or amended in any respect without the prior written consent of the Agent and the Required Banks; and if either the Interim Order or the Final Order is the subject of a pending appeal in any respect, neither the making of the Loans nor the issuance of any Letter of Credit nor the performance by the Borrower or any Guarantor of any of their respective obligations under any of the Loan Documents shall be the subject of a presently effective stay pending appeal.

     (e) Payment of Fees. The Borrower shall have paid to the Agent the then unpaid balance of all accrued and unpaid Fees then payable under and pursuant to this Agreement and the letter referred to in Section 2.19.

     (f) Borrowing Base Certificate. The Agent shall have received the timely delivery of the most recent weekly Borrowing Base Certificate (dated no more than seven (7) days prior to the making of a Loan or the issuance of a Letter of Credit) required to be delivered hereunder.

The request by the Borrower for, and the acceptance by the Borrower of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section have been satisfied or waived at that time.

     SECTION 4.03 Conditions Precedent to Tranche B Loans and Tranche B Letters of Credit. The Tranche B Effective Date shall occur upon the satisfaction of the following conditions precedent:

     (a) There shall have been delivered to the Agent counterparts to this Agreement executed by each of the Existing Lenders, each in its respective capacity as a Tranche B Bank; and

     (b) The Final Order approving, among other things, the Tranche B Loans and Tranche B Letters of Credit shall have been entered and be in full force and effect and shall not have been stayed, reversed, modified or amended in any respect.

     SECTION 5. AFFIRMATIVE COVENANTS

     From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the Letter of Credit Accounts, or in excess of the face amount of back-to-back letters of credit delivered, in each case pursuant to Section 2.03(c)), or any amount shall remain outstanding or unpaid under this Agreement, the Borrower and each of the Guarantors agree that, unless the Required Banks shall otherwise consent in writing, the Borrower and each of the Guarantors will:

     SECTION 5.01 Financial Statements, Reports, etc. In the case of the Borrower and the Guarantors, deliver to the Agent and each of the Banks:

     (a) within 90 days after the end of each fiscal year, the Borrower's consolidated balance sheet and related statement of income and cash flows, showing the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the close of such fiscal year and the results of their respective operations during such year, the consolidated statement of the Borrower to be audited for the Borrower and its Subsidiaries by Arthur Andersen LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect other than with respect to the Cases or a going concern qualification) and to be certified by a Financial Officer of the Borrower to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP;

     (b) within 45 days after the end of each of the first three fiscal quarters, the Borrower's consolidated balance sheets and related statements of income and cash flows, showing the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, each certified by a Financial Officer as fairly presenting the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments;

     (c) (i) concurrently with any delivery of financial statements under (a) and (b) above, a certificate of a Financial Officer certifying such statements
(A) certifying that no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default has occurred, or, if such an Event of Default or event has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and
(B) setting forth computations in reasonable detail satisfactory to the Agent demonstrating compliance with the provisions of Sections 6.03, 6.04, 6.05 and 6.10 and (ii) concurrently with any delivery of financial statements under (a) above, a certificate (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations) of the accountants auditing the consolidated financial statements delivered under (a) above certifying that, in the course of the regular audit of the business of the Borrower and its Subsidiaries, such accountants have obtained no knowledge that an Event of Default has occurred and is continuing, or if, in the opinion of such accountants, an Event of Default has occurred and is continuing, specifying the nature thereof and all relevant facts with respect thereto;

     (d) as soon as available, but no more than 45 days after the end of each month, the unaudited monthly cash flow reports of the Borrower and its Subsidiaries on a consolidated basis and as of the close of such fiscal month and the results of their operations during such month and the then elapsed portion of the fiscal quarter together with monthly financial projections for the following six fiscal month period;

     (e) as soon as possible, and in any event within 45 days of the Closing Date, a consolidated pro forma balance sheet of the Borrower's and its Subsidiaries' financial condition as of February 2, 2002;

     (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said commission, or with any national securities exchange, as the case may be;

     (g) as soon as available and in any event (A) within 30 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Single Employer Plan of the Borrower or such ERISA Affiliate has occurred and (B) within 10 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any other Termination Event with respect to any such Plan has occurred, a statement of a Financial Officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto;

     (h) promptly and in any event within 10 days after receipt thereof by the Borrower or any of its ERISA Affiliates from the PBGC copies of each notice received by the Borrower or any such ERISA Affiliate of the PBGC's intention to terminate any Single Employer Plan of the Borrower or such ERISA Affiliate or to have a trustee appointed to administer any such Plan;

     (i) if requested by the Agent, promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan of the Borrower or any of its ERISA Affiliates;

     (j) within 10 days after notice is given or required to be given to the PBGC under Section 302(f)(4)(A) of ERISA of the failure of the Borrower or any of its ERISA Affiliates to make timely payments to a Plan, a copy of any such notice filed and a statement of a

Financial Officer of the Borrower setting forth (A) sufficient information necessary to determine the amount of the lien under Section 302(f)(3), (B) the reason for the failure to make the required payments and (C) the action, if any, which the Borrower or any of its ERISA Affiliates proposed to take with respect thereto;

     (k) promptly and in any event within 10 days after receipt thereof by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan, (B) the
determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or which may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (A), (B) or (C) above;

     (l) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Guarantor, or compliance with the terms of any material loan or financing agreements as the Agent, at the request of any Bank, may reasonably request; and

     (m) furnish to the Agent and its counsel promptly after the same is available, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of the Borrower or any of the Guarantors with the Bankruptcy Court in the Cases, or distributed by or on behalf of the Borrower or any of the Guarantors to any official committee appointed in the Cases.

     SECTION 5.02 Corporate Existence. Preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except (i) if in the reasonable business judgment of the Borrower or its subsidiary, as the case may be, it is in its best economic interest not to preserve and maintain such rights, privileges, qualifications, permits, licenses and franchises, and (ii) such failure to preserve the same could not, in the aggregate, reasonably be expected to have a material adverse effect on the operations, business, properties, assets, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole.

     SECTION 5.03 Insurance.

     (a) Keep its insurable properties insured at all times, against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses; and maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Borrower or any Guarantor, as the case may be, in such amounts (giving effect to self-insurance) and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area; and

     (b) maintain such other insurance or self insurance as may be required by law.

     SECTION 5.04 Obligations and Taxes. With respect to the Borrower and each Guarantor, pay all its material obligations arising after the Filing Date promptly and in accordance with their terms and pay and discharge promptly all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property arising after the Filing Date, before the same shall become in default, as well as all material lawful claims for labor, materials and supplies or otherwise arising after the Filing Date which, if unpaid, would become a Lien or charge upon such properties or any part thereof; provided, however, that the Borrower and each Guarantor shall not be required to pay and discharge or to cause to be paid and discharged any such obligation, tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings (if the Borrower and the Guarantors shall have set aside on their books adequate reserves therefor).

     SECTION 5.05 Notice of Event of Default, etc. Promptly give to the Agent notice in writing of any Event of Default or the occurrence of any event or circumstance which with the passage of time or giving of notice or both would constitute an Event of Default.

     SECTION 5.06 Access to Books and Records. Maintain or cause to be maintained at all times true and complete books and records in accordance with GAAP of the financial operations of the Borrower and the Guarantors; and provide the Agent and its representatives access to all such books and records during regular business hours, in order that the Agent may upon reasonable prior notice examine and make abstracts from such books, accounts, records and other papers for the purpose of verifying the accuracy of the various reports delivered by the Borrower or the Guarantors to the Agent or the Banks pursuant to this Agreement or for otherwise ascertaining compliance with this Agreement; and at any reasonable time and from time to time during regular business hours, upon reasonable notice, permit the Agent and any agents or representatives (including, without limitation, appraisers) thereof to visit the properties of the Borrower and the Guarantors and to conduct examinations of and to monitor the Collateral held by the Agent.

     SECTION 5.07 Maintenance of Concentration Account. Continue to maintain with the Agent an account or accounts to be used by the Borrower and the Guarantors as their principal concentration account for day-to-day operations conducted by the Borrower and the Guarantors.

     SECTION 5.08 Borrowing Base Certificate. Furnish to the Agent as soon as available and in any event (i) on or before Friday of each week, a weekly Borrowing Base Certificate as of the last day of the immediately preceding week,
(ii) if requested by the Agent at any other time when the Agent reasonably believes that the then existing Borrowing Base Certificate is materially inaccurate, as soon as reasonably available but in no event later than two (2) Business Days after such request, a Borrowing Base Certificate showing the Borrowing Base as of the date so requested, in each case with supporting documentation (including, without limitation, the documentation described on Schedule 1 to Exhibit E) and (iii) such other supporting documentation and additional reports with respect to the Borrowing Base as the Agent shall reasonably request.

     SECTION 5.09 Collateral Monitoring and Review. At any time upon the request of the Agent, the Collateral Monitor or the Required Banks through the Agent, permit the Agent, the Collateral Monitor or professionals (including consultants, accountants and appraisers) retained by the Agent, the Collateral Monitor or their respective professionals to conduct evaluations and appraisals of (i) the Borrower's practices in the computation of the Borrowing Base and
(ii) the assets included in the Borrowing Base, and pay the reasonable fees and expenses in connection therewith (including, without limitation, the reasonable and customary fees and expenses of the Collateral Monitor). In connection with any collateral monitoring or review and appraisal relating to the computation of the Borrowing Base, the Borrower shall make such adjustments to the Borrowing Base as the Agent or the Collateral Monitor shall reasonably require based upon the terms of this Agreement and results of such collateral monitoring, review or appraisal.

     SECTION 6. NEGATIVE COVENANTS

     From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the Letter of Credit Accounts, or in excess of the face amount of back-to-back letters of credit delivered, in each case pursuant to Section 2.03(c)) or any amount shall remain outstanding or unpaid under this Agreement, unless the Required Banks shall otherwise consent in writing, the Borrower and each of the Guarantors will not (and will not apply to the Bankruptcy Court for authority to):

     SECTION 6.01 Liens. Incur, create, assume or suffer to exist any Lien on any asset of the Borrower or the Guarantors, now owned or hereafter acquired by the Borrower or any of such Guarantors, other than (i) Liens which were existing on the Filing Date as reflected on Schedule 3.06 hereto and Liens granted pursuant to the Existing Agreement and the Factoring Agreement; (ii) Liens in favor of the Existing Lenders as adequate protection granted pursuant to the Orders, which Liens are junior to the Liens contemplated hereby in favor of the Agent and the Banks, provided that the Interim Order and the Final Order provide that the holder of such junior Liens shall not be permitted to take any action to foreclose with respect to such junior Liens so long as any amounts shall remain outstanding hereunder or any Commitment shall be in effect; (iii) Permitted Liens; (iv) Liens in favor of the Agent and the Banks and Factor; and
(v) Liens securing purchase money Indebtedness or Capitalized Leases permitted by Section 6.03(iv).

     SECTION 6.02 Merger, etc. Consolidate or merge with or into another Person.

     SECTION 6.03 Indebtedness. Contract, create, incur, assume or suffer to exist any Indebtedness, except for (i) Indebtedness under the Loan Documents;
(ii) Indebtedness incurred prior to the Filing Date (including with respect to the Factoring Agreement and existing Capitalized Leases); (iii) intercompany indebtedness (A) between the Borrower and the Guarantors in the ordinary course or (B) Indebtedness incurred subsequent to the Filing Date between the Borrower or the Guarantors and the Non-Debtor Guarantors or the Foreign Subsidiaries in an aggregate amount not to exceed $10,000,000 plus the principal amount of such Indebtedness outstanding on the Filing Date at any one time outstanding, (iv) Indebtedness incurred subsequent to the Filing Date secured by purchase money Liens or Capitalized Leases in an aggregate amount not to exceed $7,000,000 to the extent permitted by Section 6.04; (v) Indebtedness arising from Investments among the Borrower and the Guarantors that are permitted hereunder; (vi) Indebtedness owed to JPMorgan Chase or any of its banking Affiliates in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds; (vii) Indebtedness under the Rate Agreement; and (viii) Indebtedness incurred subsequent to the Filing Date that is owed to the Factor under the Factoring Agreement.

     SECTION 6.04 Capital Expenditures. Make cumulative Capital Expenditures for each fiscal monthly period of the Borrower beginning on the Filing Date and ending on or about the dates listed below in excess of the amount opposite such date:

           Period Ending                            Capital Expenditures
           -------------                            --------------------
           February 28, 2002                             $1,197,000
           March 31, 2002                                $2,505,000
           April 30, 2002                                $4,084,000
           May 31, 2002                                  $4,834,000
           June 30, 2002                                 $5,584,000
           July 31, 2002                                 $5,950,000
           August 31, 2002                               $6,316,000
           September 30, 2002                            $6,682,000
           October 31, 2002                              $7,114,000
           November 30, 2002                             $7,512,000
           December 31, 2002                             $7,944,000
           January 31, 2003                              $9,278,000

     SECTION 6.05 EBITDA. Permit cumulative EBITDA for each fiscal monthly period of the Borrower beginning on February 2, 2002 and ending on or about the of the dates listed below to be less than the amount specified opposite such date:

           Period Ending                                 EBITDA
           -------------                                 ------
           February 28, 2002                             $5,346,000
           March 31, 2002                                $9,775,000
           April 30, 2002                                $9,916,000
           May 31, 2002                                  $9,215,000
           June 30, 2002                                 $7,519,000
           July 31, 2002                                 $9,450,000
           August 31, 2002                               $13,019,000
           September 30, 2002                            $17,482,000
           October 31, 2002                              $20,447,000
           November 30, 2002                             $21,808,000
           December 31, 2002                             $20,901,000
           January 31, 2003                              $22,950,000

     SECTION 6.06 Guarantees and Other Liabilities. Purchase or repurchase (or agree, contingently or otherwise, so to do) the Indebtedness of, or assume, guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance of any obligation or capability of so doing, or otherwise), endorse or otherwise become liable, directly or indirectly, in connection with the obligations, stock or dividends of any Person, except (i) for any guaranty of Indebtedness or other obligations of the Borrower, any Guarantor, Non-Debtor Guarantor or Foreign Subsidiary if such person could have incurred such Indebtedness or obligations under this Agreement, (ii) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business and (iii) for liabilities under leasehold interests that are assigned by the Borrower or any Guarantor to the extent permitted by this Agreement.

     SECTION 6.07 Chapter 11 Claims. Incur, create, assume, suffer to exist or permit any other Superpriority Claim which is pari passu with or senior to the claims of the Agent, the Banks and the Factor against the Borrower and the Guarantors hereunder, except for the Carve-Out.

     SECTION 6.08 Dividends; Capital Stock. Declare or pay, directly or indirectly, any dividends or make any other distribution or payment, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of capital stock (or any options, warrants, rights or other equity securities or agreements relating to any capital stock), or set apart any sum for the aforesaid purposes, provided that any Guarantor may pay dividends to the Borrower and to any other Guarantor that is its direct parent.

     SECTION 6.09 Transactions with Affiliates. Sell or transfer any property or assets to, or otherwise engage in any other material transactions with, any of its Affiliates (other than the Borrower, the Guarantors and the Non-Debtor Guarantors), other than in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Guarantor than could be obtained on an arm's-length basis from unrelated third parties.

     SECTION 6.10 Investments, Loans and Advances. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment in, any other Person (all of the foregoing, "Investments"), except for (i) ownership by the Borrower of the capital stock of each of the Guarantors listed on
Schedule 3.05, (ii) Permitted Investments, (iii) advances and loans among the Borrower and the Guarantors in the ordinary course of business and (iv) advances and loans to Non-Debtor Guarantors and the Foreign Subsidiaries in amounts provided for in Section 6.03(iii).

     SECTION 6.11 Disposition of Assets. Sell or otherwise dispose of any assets (including, without limitation, the capital stock of any subsidiary) except for
(i) sales of inventory, fixtures and equipment in the ordinary course of business and (ii) dispositions of surplus, obsolete or damaged equipment no longer used in production.

     SECTION 6.12 Nature of Business. Modify or alter in any material manner the nature and type of its business as conducted at or prior to the Filing Date or the manner in which such business is conducted (except as required by the Bankruptcy Code), it being understood that asset sales permitted by Section 6.11 shall not constitute such a material modification or alteration.

     SECTION 6.13 Minimum Availability. Permit the sum of the Borrowing Base plus the Overadvance Amount minus Total Commitment Usage at any time to be less than the lesser of (i) $5,000,000 and (ii) the amount set forth on the line item entitled "Excess Availability" appearing on Schedule 6.13 hereto minus $4,000,000 at the time of the calculation thereof.

     SECTION 6.14 Maximum Outstandings. Permit, at any time, Total Commitment Usage minus cash (and cash equivalents) on hand of the Borrower and the Guarantors to be greater than the amounts set forth below during the periods set forth below:

                                                               Total Commitment
                                                               ----------------
         Period                                                Usage Minus Cash
         ------                                                ----------------

         Closing Date through March 31, 2002                     $135,000,000
         April 1, 2002 through May 31, 2002                      $120,000,000
         June 1, 2002 through July 31, 2002                      $105,000,000
         August 1, 2002 through August 31, 2002                  $115,000,000
         September 1, 2002 through September 30, 2002            $120,000,000
         October 1, 2002 through October 31, 2002                $115,000,000
         November 1, 2002 through November 30, 2002              $100,000,000
         December 1, 2002 through December 31, 2002               $90,000,000
         January 3, 2003 through the Maturity Date               $110,000,000

     SECTION 6.15 Cash Flow. (a) Use the proceeds of Borrowings or cash collateral that is subject to the Orders other than for the items, in the amounts, and during the times set forth in the "Cash Disbursement" section of the Borrower's 2002 Cash Flow (a copy of which is attached hereto as Schedule 6.15); provided, however, that the Borrower and the Guarantors may exceed by not greater than 15% the projected disbursement lines entitled "Purchases", "Payroll & Benefits", "Operating Expenses", and "Other" set forth on Schedule 6.15, so long as the "Total Cash Disbursements" do not, cumulatively, exceed 10% of the "Total Cash Disbursements" set forth in Schedule 6.15 (for purposes of the cumulative Cash Disbursements allowed hereunder, a default in cash disbursements in one week may be cured in the following week).

     (b) Use the proceeds of Borrowings or cash collateral that is subject to the Orders so long as "Total Cash Receipts" reflected on Schedule 6.15 hereto equal, on a weekly basis, at least 85% of the projected "Total Cash Receipts" for such weekly period and equal for each cumulative period, commencing as of the Filing Date, at least 90% of the projected "Total Cash Receipts" reflected on Schedule 6.15; provided, however, that a default in a week may be cured in the following week.

     SECTION 7. EVENTS OF DEFAULT

     SECTION 7.01 Events of Default. In the case of the happening of any of the following events and the continuance thereof beyond the applicable period of grace if any (each, an "Event of Default"):

     (a) any material representation or warranty made by the Borrower or any Guarantor in this Agreement or in any Loan Document or in connection with this Agreement or the credit extensions hereunder or any material statement or representation made in any report, financial statement, certificate or other document furnished by the Borrower or any Guarantors to the Banks under or in connection with this Agreement, shall prove to have been false or misleading in any material respect when made or delivered; or

     (b) default shall be made in the payment of any (i) Fees or interest on the Loans when due, and such default shall continue unremedied for more than two (2) Business Days or (ii) principal of the Loans or other amounts payable by the Borrower hereunder (including, without limitation, reimbursement obligations or cash collateralization in respect of Letters of Credit), when and as the same shall become due and payable, whether at the due date thereof (including the Prepayment Date) or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or

     (c) default shall be made by the Borrower or any Guarantor in the due observance or performance of any covenant, condition or agreement contained in
Section 6 hereof; or

     (d) default shall be made by the Borrower or any Guarantor in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement, any of the Orders or any of the other Loan Documents and such default shall continue unremedied for more than ten (10) days; or

     (e) any of the Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code or the Borrower or any Guarantor shall file a motion or other pleading seeking the dismissal of any of the Cases under Section 1112 of the Bankruptcy Code or otherwise; a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code, a responsible officer or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code shall be appointed in any of the Cases and the order appointing such trustee, responsible officer or examiner shall not be reversed or vacated within 30 days after the entry thereof; or an application shall be filed by the Borrower or any Guarantor for the approval of any other Superpriority Claim (other than the Carve-Out) in any of the Cases which is pari passu with or senior to the claims of the Agent, the Banks and the Factor against the Borrower or any Guarantor hereunder, or there shall arise or be granted any such pari passu or senior Superpriority Claim (other than in connection with a refinancing in full of the Obligations); or

     (f) the Bankruptcy Court shall not have entered an order approving the assumption under Section 365 of the Bankruptcy Code of the License Agreement within 45 days after the Filing Date; or

     (g) the Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of the Borrower or any of the Guarantors which have a value in excess of $500,000 in the aggregate; or

     (h) a Change of Control shall occur; or

     (i) the Borrower shall fail to deliver a certified Borrowing Base Certificate when due and such default shall continue unremedied for more than three (3) Business Days; or

     (j) any material provision of any Loan Document shall, for any reason, cease to be valid and binding on the Borrower or any of the Guarantors, or the Borrower or any of the Guarantors shall so assert in any pleading filed in any court; or

     (k) an order of the Bankruptcy Court shall be entered reversing, staying for a period in excess of 10 days, vacating or (without the written consent of the Agent) otherwise amending, supplementing or modifying any of the Orders or terminating the use of cash collateral by the Borrower or the Guarantors pursuant to the Orders; or

     (l) any judgment or order as to a post-petition liability or debt for the payment of money in excess of $500,000 not covered by insurance shall be rendered against the Borrower or any of the Guarantors and the enforcement thereof shall not have been stayed; or

     (m) any non-monetary judgment or order with respect to a post-petition event shall be rendered against the Borrower or any of the Guarantors which does or would reasonably be expected to (i) cause a material adverse change in the financial condition, business, prospects, operations or assets of the Borrower and the Guarantors taken as a whole on a consolidated basis, (ii) have a material adverse effect on the ability of the Borrower or any of the Guarantors to perform their respective obligations under any Loan Document, or (iii) have a material adverse effect on the rights and remedies of the Agent or any Bank under any Loan Document, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     (n) except as permitted by the Orders, the Borrower or the Guarantors shall make any Pre-Petition Payment other than Pre-Petition Payments authorized by the Bankruptcy Court (x) in accordance with other "first day" orders reasonably satisfactory to the Agent, (y) not in excess of $4,000,000 in respect of certain critical vendors and (z) in respect of accrued payroll and related expenses and employee benefits as of the Filing Date; or

     (o) the Royalty Pre-Payment shall not have been made within eleven (11) days following the date upon which the order approving the Borrower's assumption of the License Agreement has been entered by the Bankruptcy Court; or

     (p) any Termination Event described in clauses (iii) or (iv) of the definition of such term shall have occurred and shall continue unremedied for more than 10 days and the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of the Plan in respect of which such Termination Event shall have occurred and be continuing and the Insufficiency of any and all other Plans with respect to which such a Termination Event (described in such clauses (iii) or (iv)) shall have occurred and then exist is equal to or greater than $5,000,000; or

     (q) (i) the Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Borrower or such ERISA Affiliate does not have reasonable grounds to contest such Withdrawal Liability and is not in fact contesting such Withdrawal Liability in a timely and appropriate manner, and (iii) the amount of such Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $5,000,000 allocable to post-petition obligations or requires payments exceeding $500,000 per annum in excess of the annual payments made with respect to such Multiemployer Plans by the Borrower or such ERISA
Affiliate for the plan year immediately preceding the plan year in which such notification is received; or

     (r) the Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years that include the date hereof by an amount exceeding $5,000,000; or

     (s) the Borrower or any ERISA Affiliate shall have committed a failure described in Section 302(f)(1) of ERISA (other than the failure to make any contribution accrued and unpaid as of the Filing Date) and the amount determined under Section 302(f)(3) of ERISA is equal to or greater than $5,000,000; or

     (t) it shall be determined (whether by the Bankruptcy Court or by any other judicial or administrative forum) that the Borrower or any Guarantor is liable for the payment of claims arising out of any failure to comply (or to have complied) with applicable environmental laws or regulations the payment of which will have a material adverse effect on the financial condition, business, properties, operations, assets or prospects of the Borrower or the Guarantors, taken as a whole, and the enforcement thereof shall not have been stayed;

then, and in every such event and at any time thereafter during the continuance of such event, and without further order of or application to the Bankruptcy Court, the Agent may, and at the request of the Required Banks, shall, by notice to the Borrower (with a copy to counsel for the Official Creditors' Committee appointed in the Cases, until the Tranche B Effective Date, to counsel for the Pre-Petition Agent and to the United States Trustee for the Southern District of New York), take one or more of the following actions, at the same or different times (provided, that with respect to clause (iv) below and the enforcement of Liens or other remedies with respect to the Collateral under clause (v) below, the Agent shall provide the Borrower (with a copy to counsel for the Official Creditors' Committee in the Cases, until the Tranche B Effective Date, to counsel for the Pre-Petition Agent and to the United States Trustee for the Southern District of New York) with five (5) Business Days' written notice prior to taking the action contemplated thereby and provided, further, that upon receipt of notice referred to in the immediately preceding clause with respect to the accounts referred to in clause
(iv) below, the Borrower may continue to make ordinary course disbursements from such accounts (other than the Letter of Credit Account) but may not withdraw or disburse any other amounts from such accounts): (i) terminate forthwith the Total Commitment; (ii) declare the Loans then outstanding to be forthwith due and payable, whereupon the principal of the Loans together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) require the Borrower and the Guarantors upon demand to forthwith deposit in the Letter of Credit Account cash in an amount which, together with any amounts then held in the Letter of Credit Account, is equal to the sum of 105% of the then Letter of Credit Outstandings (and to the extent the Borrower and the Guarantors shall fail to furnish such funds as demanded by the Agent, the Agent shall be authorized to debit the accounts of the Borrower and the Guarantors maintained with the Agent in such amount five
(5) Business Days after the giving of the notice referred to above); (iv) set-off amounts in the Letter of Credit Account or any other accounts maintained with the Agent and apply such amounts to the Obligations of the Borrower and the Guarantors hereunder and in the other Loan Documents; and (v) exercise any and all remedies under the Loan Documents and under applicable law available to the Agent and the Banks.

SECTION 8. THE AGENT; COLLATERAL MONITOR

     SECTION 8.01 Administration by Agent. The general administration of the Loan Documents shall be by the Agent. Each Bank hereby irrevocably authorizes the Agent, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto (including the release of Collateral in connection with any transaction that is expressly permitted by the Loan Documents). The Agent shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents.

     SECTION 8.02 Advances and Payments.

     (a) On the date of each Loan, the Agent shall be authorized (but not obligated) to advance, for the account of each of the Banks, the amount of the Loan to be made by it in accordance with its Commitment hereunder. Should the Agent do so, each of the Banks agrees forthwith to reimburse the Agent in immediately available funds for the amount so advanced on its behalf by the Agent, together with interest at the Federal Funds Effective Rate if not so reimbursed on the date due from and including such date but not including the date of reimbursement.

     (b) Any amounts received by the Agent in connection with this Agreement (other than amounts to which the Agent is entitled pursuant to Sections 2.19, 8.06, 10.05 and 10.06), the application of which is not otherwise provided for in this Agreement shall be applied, first, in accordance with each Bank's Commitment Percentage to pay accrued but unpaid Commitment Fees or Letter of Credit Fees, second, in accordance with each Tranche A Bank's Tranche A
Commitment Percentage to pay accrued but unpaid interest and the principal balance outstanding and all unreimbursed Tranche A Letter of Credit drawings, and third, in accordance with each Tranche B Bank's Tranche B Commitment Percentage to pay accrued but unpaid interest and the principal balance outstanding and all unreimbursed Tranche B Letter of Credit drawings. All amounts to be paid to a Bank by the Agent shall be promptly credited to that Bank, after collection by the Agent, in immediately available funds either by wire transfer or deposit in that Bank's correspondent account with the Agent, as such Bank and the Agent shall from time to time agree.

     SECTION 8.03 Sharing of Setoffs. Each Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Bank under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Tranche A Loans or Tranche B Loans as a result of which the unpaid portion of its Tranche A Loans or Tranche B Loans is proportionately less than the unpaid portion of the Tranche A Loans or Tranche B Loans of any other Tranche A Bank or Tranche B Bank (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Tranche A Bank or Tranche B Bank (as applicable) a participation in the Tranche A Loans or Tranche B Loans of such other Tranche A Bank or Tranche B Bank, so that the aggregate unpaid principal amount of each Tranche A Bank's Tranche A Loans and its participation in Tranche A Loans of other Tranche A Banks and each Tranche B Bank's Tranche B Loans and its participation in Tranche B Loans of other Tranche B Banks shall be in the same proportion to the aggregate unpaid principal amount of all Tranche A Loans or Tranche B Loans (as applicable) then outstanding as the principal amount of its Tranche A Loans or Tranche B Loans prior to the obtaining of such payment was to the principal amount of all Tranche A Loans or Tranche B Loans (as applicable) outstanding prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Tranche A Banks or Tranche B Banks (as applicable) share such payment pro-rata, provided that if any such non-pro-rata payment is thereafter recovered or otherwise set aside such purchase of participations shall be rescinded (without interest). The Borrower expressly consents to the foregoing arrangements and agrees that any Bank holding (or deemed to be holding) a participation in a Loan may exercise any and all rights of banker's lien, setoff (in each case, subject to the same notice requirements as pertain to clause (iv) of the remedial provisions of Section 7.01) or counterclaim with respect to any and all moneys owing by the Borrower to such Bank as fully as if such Bank held a Note and was the original obligee thereon, in the amount of such participation.

     SECTION 8.04 Agreement of Required Banks. Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Banks, action shall be taken by the Agent for and on behalf or for the benefit of all Banks upon the direction of the Required Banks, and any such action shall be binding on all Banks. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of Section 10.10.

     SECTION 8.05 Liability of Agent.

     (a) The Agent when acting on behalf of the Banks, may execute any of its respective duties under this Agreement by or through any of its respective officers, agents, and employees, and neither the Agent nor its directors, officers, agents, employees or Affiliates shall be liable to the Banks or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Banks or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct. The Agent and its respective directors, officers, agents, employees and Affiliates shall in no event be liable to the Banks or to any of them for any action taken or omitted to be taken by them pursuant to instructions received by them from the Required Banks or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, neither the Agent, nor any of its respective directors, officers, employees, agents or Affiliates shall be responsible to any Bank for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, this Agreement, any Loan Document or any related agreement, document or order, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents.

     (b) Neither the Agent nor any of its respective directors, officers, employees, agents or Affiliates shall have any responsibility to the Borrower or the Guarantors on account of the failure or delay in performance or breach by any Bank or by the Borrower or the Guarantors of any of their respective obligations under this Agreement or any of the Loan Documents or in connection herewith or therewith.

     (c) The Agent, in its capacity as Agent hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by such person to be genuine or correct and to have been signed or sent by a person or persons believed by such person to be the proper person or persons, and such person shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by such person.

     SECTION 8.06 Reimbursement and Indemnification. Each Bank agrees (i) to reimburse (x) the Agent for such Bank's Commitment Percentage of any expenses and fees incurred for the benefit of the Banks under this Agreement and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Banks, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Borrower or the Guarantors and (y) the Agent for such Bank's Commitment Percentage of any expenses of the Agent incurred for the benefit of the Banks that the Borrower has agreed to reimburse pursuant to
Section 10.05 and has failed to so reimburse and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees, agents or Affiliates, on demand, in the amount of its proportionate share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the Loan Documents to the extent not reimbursed by the Borrower or the Guarantors (except such as shall result from their respective gross negligence or willful misconduct).

     SECTION 8.07 Rights of Agent. It is understood and agreed that JPMorgan Chase shall have the same rights and powers hereunder (including the right to give such instructions) as the other Banks and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrower or any Guarantor, as though it were not the Agent of the Banks under this Agreement.

     SECTION 8.08 Independent Banks. Each Bank acknowledges that it has decided to enter into this Agreement and to make the Loans hereunder based on its own analysis of the transactions contemplated hereby and of the creditworthiness of the Borrower and the Guarantors and agrees that the Agent shall bear no responsibility therefor.

     SECTION 8.09 Notice of Transfer. The Agent may deem and treat a Bank party to this Agreement as the owner of such Bank's portion of the Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by such Bank shall have been received by the Agent.

     SECTION 8.10 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent, which shall be reasonably satisfactory to the Borrower. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of a least $100,000,000, which shall be reasonably satisfactory to the Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     SECTION 8.11 Collateral Monitor. CIT is hereby appointed to act as Collateral Monitor on behalf of the Agent and the Banks and the Agent and each of the Banks by its appointment hereof, irrevocably authorizes the Collateral Monitor to take such action on its behalf and to exercise such powers, if any, hereunder and under the Loan Documents as are specifically delegated to or required by the Collateral Monitor by the terms hereof, thereof and under the Existing Agreement, together with such actions and powers, if any, as are reasonably incidental thereto and set forth herein, in the Loan Documents, and in the Existing Agreement.

     SECTION 8.12 Liability of Collateral Monitor.

     (a) The Collateral Monitor when acting on behalf of the Banks, may execute any of its respective duties under this Agreement by or through any of its respective officers, agents, and employees, and neither the Collateral Monitor nor its directors, officers, agents, employees or Affiliates shall be liable to the Banks or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Banks or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct. The Collateral Monitor and its respective directors, officers, agents, employees and Affiliates shall in no event be liable to the Banks or to any of them for any action taken or omitted to be taken by them pursuant to instructions received by them from the Required Banks or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, neither the Collateral Monitor, nor any of its respective directors, officers, employees, agents or Affiliates shall be responsible to any Bank for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, this Agreement, any Loan Document or any related agreement, document or order, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents.

     (b) Neither the Collateral Monitor nor any of its respective directors, officers, employees, agents or Affiliates shall have any responsibility to the Borrower or the Guarantors on account of the failure or delay in performance or breach by any Bank or by the Borrower or the Guarantors of any of their respective obligations under this Agreement or any of the Loan Documents or in connection herewith or therewith.

     (c) The Collateral Monitor, in its capacity as Collateral Monitor hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by such person to be genuine or correct and to have been signed or sent by a person or persons believed by such person to be the proper person or persons, and such person shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisors and experts selected by such person.

SECTION 9. GUARANTY

     SECTION 9.01 Guaranty.

     (a) Each of the Guarantors unconditionally and irrevocably guarantees the due and punctual payment by the Borrower of the Obligations. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of any of the Obligations. The Obligations of the Guarantors shall be joint and several.

     (b) Each of the Guarantors waives presentation to, demand for payment from and protest to the Borrower or any other Guarantor, and also waives notice of protest for nonpayment. The Obligations of the Guarantors hereunder shall not be affected by (i) the failure of the Agent or a Bank to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Guarantor under the provisions of this Agreement or any other Loan Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents; (iv) the release, exchange, waiver or foreclosure of any security held by the Agent for the Obligations or any of them; (v) the failure of the Agent or a Bank to exercise any right or remedy against any other Guarantor; or (vi) the release or substitution of any Guarantor or any other Guarantor.

     (c) Each of the Guarantors further agrees that this guaranty constitutes a guaranty of payment when due and not just of collection, and waives any right to require that any resort be had by the Agent or a Bank to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Agent or a Bank in favor of the Borrower or any other Guarantor, or to any other Person.

     (d) Each of the Guarantors hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the Borrower and of any other Guarantor and any circumstances affecting the ability of the Borrower to perform under this Agreement.

     (e) Each Guarantor's guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this Guaranty. Neither of the Agent, nor any of the Banks makes any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to any Guarantor in respect of the management and maintenance of the Obligations.

     (f) Subject to the provisions of Section 7.01, upon the Obligations becoming due and payable (by acceleration or otherwise), the Banks shall be entitled to immediate payment of such Obligations by the Guarantors upon written demand by the Agent, without further application to or order of the Bankruptcy Court.

     SECTION 9.02 No Impairment of Guaranty. The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations. Without limiting the generality of the foregoing, the obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or a Bank to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law, unless and until the Obligations are paid in full.

     SECTION 9.03 Subrogation. Upon payment by any Guarantor of any sums to the Agent or a Bank hereunder, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior final and indefeasible payment in full of all the Obligations. If any amount shall be paid to such Guarantor for the account of the Borrower, such amount shall be held in trust for the benefit of the Agent and the Banks and shall forthwith be paid to the Agent and the Banks to be credited and applied to the Obligations, whether matured or unmatured.

SECTION 10. MISCELLANEOUS

     SECTION 10.01 Notices. Notices and other communications provided for herein shall be in writing (including facsimile communication) and shall be mailed, transmitted by facsimile or delivered to the Borrower or any Guarantor at 11 West 42nd Street, New York, New York 10036, Attention: President, Chief Financial Officer (with a copy to General Counsel); with a copy to Weil Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, Attn: Alan B. Miller, and to a Bank or the Agent to it at its address set forth on Annex A, or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail; or when receipt is acknowledged, if by any facsimile equipment of the sender; in each case addressed to such party as provided in this Section
10.01 or in accordance with the latest unrevoked written direction from such party; provided, however, that in the case of notices to the Agent notices pursuant to the preceding sentence with respect to change of address and pursuant to Section 2 shall be effective only when received by the Agent.

     SECTION 10.02 Survival of Agreement, Representations and Warranties, etc. All warranties, representations and covenants made by the Borrower or any Guarantor herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Banks and shall survive the making of the Loans herein contemplated regardless of any investigation made by any Bank or on its behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Borrower and the Guarantors hereunder with respect to the Borrower.

     SECTION 10.03 Successors and Assigns.

     (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and the Banks and their respective successors and assigns. Neither the Borrower nor any of the Guarantors may assign or transfer any of their rights or obligations hereunder without the prior written consent of all of the Banks. Each Bank may sell participations to any Person in all or part of any Loan, or all or part of its Commitment, in which event, without limiting the foregoing, the provisions of Section 2.15 shall inure to the benefit of each purchaser of a participation (provided that such participant shall look solely to the seller of such participation for such benefits and the Borrower's and the Guarantors' liability, if any, under Sections 2.15 and 2.18 shall not be increased as a result of the sale of any such participation) and the pro rata treatment of payments, as described in Section 2.17, shall be determined as if such Bank had not sold such participation. In the event any Bank shall sell any participation, such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower and each of the Guarantors relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement (provided that such Bank may grant its participant the right to consent to such Bank's execution of amendments, modifications or waivers which (i) reduce any Fees payable hereunder to the Banks, (ii) reduce the amount of any scheduled principal payment on any Loan or reduce the principal amount of any Loan or the rate of interest payable hereunder or (iii) extend the maturity of the Borrower's obligations hereunder). The sale of any such participation shall not alter the rights and obligations of the Bank selling such participation hereunder with respect to the Borrower.

     (b) Each Bank may assign to one or more Banks or Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the same portion of the related Loans at the time owing to it), provided, however, that
(i) other than in the case of an assignment to a Person at least 50% owned by the assignor Bank, or to a Bank Affiliate of such assignor Bank, or by a common parent of both, or to another Bank, the Agent and the Fronting Bank must give their respective prior written consent to such assignment, which consent will not be unreasonably withheld, (ii) the aggregate amount of the Commitment and/or Loans of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall, unless otherwise agreed to in writing by the Borrower and the Agent, in no event be less than $1,000,000 or the remaining portion of such Bank's Commitment and/or Loans, if less and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance with blanks appropriately completed, together with a processing and recordation fee of $3,500 (for which the Borrower shall have no liability). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be within ten Business Days after the execution thereof (unless otherwise agreed to in writing by the Agent), (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (B) the Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

     (c) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Bank assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents; (ii) such Bank assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Guarantor or the performance or observance by the Borrower or any Guarantor of any of its obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 3.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Bank assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms thereto, together with such powers as are reasonably incidental hereof; and (vi) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of this Agreement are required to be performed by it as a Bank.

     (d) The Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Guarantors, the Agent and the Banks shall treat each Person the name of which is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and the assignee thereunder together with the fee payable in respect thereto, the Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled and consented to by the Agent and the Fronting Bank (to the extent such consent is required hereunder), (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrower (together with a copy thereof). No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

     (f) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.03, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any of the Guarantors furnished to such Bank by or on behalf of the Borrower or any of the Guarantors; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree in writing to be bound by the provisions of Section 10.04.

     (g) The Borrower hereby agrees to actively assist and cooperate with the Agent in the Agent's efforts to sell participations herein (as described in Section 10.03(a)) and assign to one or more Banks or Eligible Assignees a portion of its interests, rights and obligations under this Agreement (as set forth in Section 10.03(b)).

     SECTION 10.04 Confidentiality. Each Bank agrees to keep any information delivered or made available by the Borrower or any of the Guarantors to it confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Bank from disclosing such information (i) to any of its Affiliates or to any other Bank, provided such Affiliate agrees to keep such information confidential to the same extent required by the Banks hereunder, (ii) upon the order of any court or administrative agency or as required by law pursuant to legal process,
(iii) upon the request or demand of any regulatory agency or authority, (iv) which has been publicly disclosed other than as a result of a disclosure by the Agent or any Bank which is not permitted by this Agreement, (v) in connection with any litigation to which the Agent, any Bank, or their respective Affiliates may be a party to the extent reasonably required, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank's legal counsel and independent auditors, and (viii) to any actual or proposed participant or assignee of all or part of its rights hereunder subject to the proviso in Section 10.03(f). Each Bank shall use reasonable efforts to notify the Borrower of any required disclosure under clause (ii) of this Section.

     SECTION 10.05 Expenses. Whether or not the transactions hereby contemplated shall be consummated, the Borrower and the Guarantors agree to pay all reasonable and documented out-of-pocket expenses incurred by the Agent (including but not limited to the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP, special counsel for the Agent, any other counsel that the Agent shall retain and any internal or third-party appraisers, consultants and auditors advising the Agent and J.P. Morgan Securities Inc.) in connection with the preparation, execution, delivery and administration of this Agreement and the other Loan Documents, the making of the Loans and the issuance of the Letters of Credit, the perfection of the Liens contemplated hereby, the reasonable and customary costs, fees and expenses relating to the Collateral Monitor's initial and ongoing Borrowing Base examinations, of the Agent and the Collateral Monitor in connection with their monthly and other periodic field audits, monitoring of assets and publicity expenses, and all other reasonable and documented out-of-pocket expenses incurred by the Collateral Monitor (including but not limited to the reasonable fees and disbursements of Hahn & Hessen LLP, counsel for the Collateral Monitor and any internal or third-party appraisers, consultants and auditors advising the Collateral Monitor) in connection with the preparation, execution, delivery and administration of this Agreement and the Loan Documents, the making of the Loans and the issuance of the Letters of Credit and the perfection of the Liens contemplated hereby, and, following the occurrence of an Event of Default, all reasonable out-of-pocket expenses incurred by the Banks and the Agent in the enforcement or protection of the rights of any one or more of the Banks or the Agent in connection with this Agreement or the other Loan Documents, including but not limited to the reasonable fees and disbursements of any counsel for the Banks or the Agent. Such payments shall be made on the date of the Interim Order and thereafter on demand upon delivery of a statement setting forth such costs and expenses. The obligations of the Borrower and the Guarantors under this Section shall survive the termination of this Agreement and/or the payment of the Loans.

     SECTION 10.06 Indemnity. The Borrower and each of the Guarantors agree to indemnify and hold harmless the Agent, J.P. Morgan Securities Inc., each Fronting Bank, the Collateral Monitor and the Banks and their directors, officers, employees, agents and Affiliates (each an "Indemnified Party") from and against any and all expenses, losses, claims, damages and liabilities incurred by such Indemnified Party arising out of claims made by any Person in any way relating to the transactions contemplated hereby, but excluding therefrom all expenses, losses, claims, damages, and liabilities to the extent that they are determined by the final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party. The obligations of the Borrower and the Guarantors under this Section shall survive the termination of this Agreement and/or the payment of the Loans.

     SECTION 10.07 CHOICE OF LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND (TO THE EXTENT APPLICABLE) THE BANKRUPTCY CODE.

     SECTION 10.08 No Waiver. No failure on the part of the Agent or any of the Banks to exercise, and no delay in exercising, any right, power or remedy hereunder or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

     SECTION 10.09 Extension of Maturity. Should any payment of principal of or interest or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

     SECTION 10.10 Amendments, etc; Plan Voting.

     (a) No modification, amendment or waiver of any provision of this Agreement or the Security and Pledge Agreement, and no consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Banks, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no such modification or amendment shall without the written consent of (I) the Tranche A Bank affected thereby (x) increase the Tranche A Commitment of a Bank (it being understood that a waiver of an Event of Default shall not constitute an increase in the Tranche A Commitment of a Bank), or (y) reduce the principal amount of any Tranche A Loan or the rate of interest payable thereon, or extend any date for the payment of interest hereunder or reduce any Fees payable hereunder or extend the final maturity of the Borrower's obligations hereunder; (II) all of the Tranche A Banks (i) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Tranche A Banks, (ii) amend this Section
10.10 or the definitions of Required Banks or Super-majority Banks, (iii) amend or modify the Superpriority Claim status of the Tranche A Banks contemplated by
Section 2.23, (iv) other than in connection
with a transaction that is permitted pursuant to Section 6.11 or by operation of law in connection with the enforcement of Liens, release all or any substantial portion of the Liens granted to the Agent hereunder, under the Orders or under any other Loan Document, or release all or substantially all of the Guarantors or (v) increase the Total Tranche A Commitment; (III) the Tranche B Bank affected thereby (x) increase the Tranche B Commitment of a Bank or participation in Tranche B Letters of Credit, if any (it being understood that a waiver of an Event of Default shall not constitute an increase in the Tranche B Commitment of a Bank or participation in Tranche B Letters of Credit, if any), or (y) reduce the principal amount of any Tranche B Loan or participation in Tranche B Letters of Credit, if any or the rate of interest payable thereon, or extend any date for the payment of interest hereunder or extend the final maturity of the Borrower's obligations under the Tranche B Commitment or participation in Tranche B Letters of Credit, if any; and (IV) all the Tranche B Banks (i) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Tranche B Banks, (ii) amend this Section 10.10(a)(III) or (IV), (iii) amend or modify the Superpriority Claim status of the Tranche B Banks contemplated by Section 2.23, or (iv) other than in connection with a transaction that is permitted pursuant to Section 6.11 or by operation of law in connection with the enforcement of Liens, release all or any substantial portion of the Liens granted to the Agent hereunder, under the Orders or under any Loan Document, or release all or substantially all of the Guarantors. No such amendment or modification may adversely affect the rights and obligations of the Agent or any Fronting Bank hereunder or any Bank in the capacity referred to in Section 6.03(vi) without its prior written consent. No notice to or demand on the Borrower or any Guarantor shall entitle the Borrower or any Guarantor to any other or further notice or demand in the same, similar or other circumstances. Each assignee under Section 10.03(b) shall be bound by any amendment, modification, waiver, or consent authorized as provided herein, and any consent by a Bank shall bind any Person subsequently acquiring an interest on the Loans held by such Bank. No amendment to this Agreement shall be effective against the Borrower or any Guarantor unless signed by the Borrower or such Guarantor, as the case may be.

     (b) Notwithstanding anything to the contrary contained in Section 10.10(a), in the event that the Borrower requests that this Agreement be modified or amended in a manner which would require the unanimous consent of all of the Tranche A Banks or all of the Banks, as the case may be, and such modification or amendment is agreed to by the Super-majority Banks (as hereinafter defined), then with the consent of the Borrower and the Super-majority Banks, the Borrower and the Super-majority Banks shall be permitted to amend the Agreement without the consent of the Bank or Banks which did not agree to the modification or amendment requested by the Borrower (such Bank or Banks, collectively the "Minority Banks") to provide for (w) the termination of the Commitments of each of the Minority Banks, (x) the addition to this Agreement as a "Bank" or "Banks" of one or more other financial institutions (each of which shall be an Eligible Assignee), or an increase in the Tranche A Commitment or Tranche B Commitment, as the case may be, of one or more of the Super-majority Banks, so that the Total Commitment after giving effect to such amendment shall be in the same amount as the Total Commitment immediately before giving effect to such amendment, (y) if any Tranche A Loans or Tranche B Loans, as the case may be, are outstanding at the time of such amendment, the making of such additional Tranche A Loans or Tranche B Loans, as the case may be, by such new financial institutions or Super-majority Bank or Banks, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority Banks
immediately   before
giving effect to such amendment and (z) such other modifications to this Agreement as may be appropriate. As used herein, the term "Super-majority Banks" shall mean, at any time, Tranche A Banks holding Tranche A Loans representing at least 66-2/3% of the aggregate principal amount of the Tranche A Loans outstanding, or if no Tranche A Loans are outstanding, Tranche A Banks having Tranche A Commitments representing at least 66-2/3% of the Total Tranche A Commitment, or if no Tranche A Loans are outstanding and the Total Tranche A Commitment shall have been wholly and permanently terminated, Tranche B Banks holding Tranche B Loans representing at least 66-2/3% of the aggregate principal amount of the Tranche B Loans outstanding.

     (c) For the purposes of agreeing to the treatment of the claims on the Tranche B Loans (including without limitation, any Tranche B Letters of Credit) pursuant to a Reorganization Plan other than by way of their payment in full in cash on the effective date of such Reorganization Plan that would otherwise be required by Section 1129(a)(9)(A) of the Bankruptcy Code, each Tranche B Bank agrees (within the terms of such Section of the Bankruptcy Code) to be bound by such treatment as is accepted by the class of holders of such claims pursuant to a vote in accordance with Section 1126(c) of the Bankruptcy Code.

     SECTION 10.11 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 10.12 Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

     SECTION 10.13 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

     SECTION 10.14 Prior Agreements. This Agreement represents the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between the Borrower or a Guarantor and any Bank or the Agent prior to the execution of this Agreement which relate to Loans to be made hereunder shall be replaced by the terms of this Agreement.

     SECTION 10.15 Further Assurances. Whenever and so often as reasonably requested by the Agent, the Borrower and the Guarantors will promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to further and more fully vest in the Agent all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this Agreement and the other Loan Documents.

     SECTION 10.16 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE GUARANTORS, THE AGENT AND EACH BANK HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

                                             BORROWER:

                                             KASPER A.S.L., LTD.

                                             By:/s/ Steven J. Cohn
                                                --------------------
                                             Name: Steven J. Cohn
                                             Title: Chief Restructuring Officer

                                             GUARANTORS:

                                             A.S.L. RETAIL OUTLETS, INC.


                                             By:/s/ Lee S. Sporn
                                                -----------------
                                             Name: Lee S. Sporn
                                             Title: Vice President/Secretary

                                             ASL/K LICENSING CORP.


                                             By:/s/ Lee S. Sporn
                                                -----------------
                                             Name: Lee S. Sporn
                                             Title: Vice President/Secretary

                                             KASPER HOLDINGS INC.


                                             By:/s/ Lee S. Sporn
                                                -----------------
                                             Name: Lee S. Sporn
                                             Title: Vice President/Secretary

                                             AKC ACQUISITION, LTD.


                                             By:/s/ Lee S. Sporn
                                                -----------------
                                             Name: Lee S. Sporn
                                             Title: Vice President/Secretary

                                             LION LICENSING, LTD.


                                             By:/s/ Lee S. Sporn
                                                -----------------
                                             Name: Lee S. Sporn
                                             Title: Vice President

                                             JPMORGAN CHASE BANK,
                                             Individually and as Agent


                                             By:/s/ Robert A. Kuhn
                                                ---------------------
                                             Name: Robert A. Kuhn
                                             Title: Managing Director

                                             THE CIT GROUP/COMMERCIAL
                                             SERVICES, INC.,
                                             Individually and as Collateral
                                             Monitor


                                             By:/s/ Grover P. Reith
                                                ------------------------
                                             Name: Grover P. Reith
                                             Title: Senior Vice President

                                             LASALLE BANK, NATIONAL ASSOCIATION


                                             By: /s/ Margaret P. Heger
                                                ------------------------
                                             Name: Margaret P. Heger
                                             Title: First Vice President

                                             FLEET CAPITAL CORPORATION


                                             By: /s/ Frank J. Galle
                                                -------------------
                                             Name: Frank J. Galle
                                             Title: Senior Vice President

                                             FINOVA CAPITAL CORPORATION


                                             By: /s/ Scott Maxwell
                                                ------------------
                                             Name: Scott Maxwell
                                             Title: Vice President

                                             ISRAEL DISCOUNT BANK OF NEW YORK


                                             By: /s/ Howard Weinberg
                                                --------------------
                                             Name: Howard Weinberg
                                             Title: Senior Vice President


                                             By: /s/ Tim McCurry
                                                ----------------
                                             Name: Tim McCurry
                                             Title: Assistant Vice President

                                             PNC BANK, NATIONAL ASSOCIATION


                                             By: /s/ Daniel J. Paull
                                                --------------------
                                             Name: Daniel J. Paull
                                             Title: Vice President

                                            GENERAL ELECTRIC CAPITAL CORPORATION


                                            By: /s/ Michael Reilly
                                               -------------------
                                            Name: Michael Reilly
                                            Title: Duly Authorized Signatory

                                              BANK LEUMI USA


                                              By: /s/ Steven Farron
                                                 ------------------
                                              Name: Steven Farron
                                              Title: Vice President

               ANNEX A TO REVOLVING CREDIT AND GUARANTY AGREEMENT
                          Dated as of February 5, 2002


                                        Tranche A              Tranche A                Tranche B                 Tranche B
                                       Commitment              Commitment               Commitment                Commitment
        Bank                              Amount               Percentage                 Amount                  Percentage
        ----                              ------               ----------                 ------                  ----------
JPMorgan Chase Bank                  $ 5,635,595.00             16.10170%              $13,599,797.72             14.84375%

The CIT Group/Commercial             $ 5,635,595.00             16.10170%              $13,599,797.72             14.84375%
Services, Inc.

LaSalle Bank, National               $ 3,559,325.00             10.16950%              $ 8,589,345.93              9.37500%
Association

Finova Capital Corporation                       --                   --               $ 7,157,788.28              7.81250%

Fleet Capital Corporation            $ 9,491,510.00             27.11860%              $22,904,922.49             25.00000%

Israel Discount Bank of New          $ 2,372,895.00              6.77970%              $ 5,726,230.62              6.25000%
York

PNC Bank, National Association       $ 3,559,325.00             10.16950%              $ 8,589,345.93              9.37500%

General Electric Capital             $ 3,559,325.00             10.16950%              $ 8,589,345.93              9.37500%
Corporation

Bank Leumi USA                       $ 1,186,430.00              3.38980%              $ 2,863,115.31              3.12500%

             Total                   $   35,000,000             100.0000%              $91,619,689.93              100.000%
                                     ==============                                    ==============

                          SECURITY AND PLEDGE AGREEMENT

     SECURITY AND PLEDGE AGREEMENT (the "Agreement"), dated as of February 5, 2002, by and among Kasper A.S.L., Ltd., a Delaware corporation (the "Borrower"), and the subsidiaries of the Borrower signatory hereto (together with the Borrower, the "Grantors"), each a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, and JPMorgan Chase Bank, as agent (in such capacity, the "Agent") for the financial institutions and other lenders (the "Banks") party to the Credit Agreement (as hereinafter defined).

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Agent, the Banks and the Grantors are entering into a Revolving Credit and Guaranty Agreement dated as of the date hereof (as amended, modified or supplemented from time to time, the "Credit Agreement"); and

     WHEREAS, unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined; and

     WHEREAS, it is a condition precedent to the making of Loans and the issuance of Letters of Credit that the Grantors shall have granted a security interest, pledge and lien on (x) all cash and cash equivalents maintained in the Letter of Credit Account pursuant to Section 364(c)(2) of the Bankruptcy Code and (y) certain of the Grantors' assets and properties and the proceeds thereof pursuant to Sections 364(c)(2), 364(c)(3) and 364(d)(1) of the Bankruptcy Code; and

     WHEREAS, the grant of such security interest, pledge and lien has been authorized pursuant to Sections 364(c)(2), 364(c)(3) and 364(d)(1) of the Bankruptcy Code by the Interim Order and (after its entry by the Bankruptcy Court) the Final Order; and,

     WHEREAS, to supplement the Interim Order and the Final Order without in any way diminishing or limiting the effect of the Interim Order and the Final Order or the security interest, pledge and lien granted thereunder, the parties hereto desire to more fully set forth their respective rights in connection with such security interest, pledge and lien; and

     WHEREAS, this Agreement has been approved by the Interim Order and (after its entry by the Bankruptcy Court) the Final Order;

     NOW, THEREFORE, in consideration of the premises and in order to induce the Banks to make Loans and issue Letters of Credit, the Grantors hereby agree with the Agent as follows:

     SECTION 1. Grant of Security and Pledge. Each of the Grantors hereby transfers, grants, bargains, sells, conveys, hypothecates, assigns, pledges and sets over to the Agent for its benefit and the ratable benefit of the Banks and hereby grants to the Agent for its benefit and the ratable benefit of the Banks, a perfected pledge and security interest in all of each Grantors' right, title and interest in and to the following (the "Collateral"), which pledge and security interest shall be subject to the priorities set forth in
Section 2.23 of the Credit Agreement:

     (a) all present and future accounts, accounts receivable and other rights of each of the Grantors to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether now existing or hereafter arising and wherever arising, and whether or not they have been earned by performance (collectively, the "Accounts");

     (b) all goods and merchandise now owned or hereafter acquired by each of the Grantors wherever located, whether in the possession of a Grantor or of a bailee or other person for sale, storage, transit, processing, use or otherwise consisting of whole goods, components, supplies, materials, or consigned, returned or repossessed goods which are held for sale or lease or to be furnished (or have been furnished) under any contract of service or which are raw materials, work-in-process, finished goods or materials used or consumed in such Grantor's business or processed by or on behalf of any Grantor (collectively, the "Inventory");

     (c) all machinery, all manufacturing, distribution, selling, data processing and office equipment, all furniture, furnishings, appliances, fixtures and trade fixtures, tools, tooling, molds, dies, vehicles, vessels, aircraft and all other goods of every type and description (other than Inventory), in each instance whether now owned or hereafter acquired by each of the Grantors and wherever located (collectively, the "Equipment");

     (d) all works of art now owned or hereafter acquired by each of the Grantors, including, without limitation, paintings, sketches, drawings, prints, sculptures, crafts, tapestries, porcelain, carvings, artifacts, renderings and designs;

     (e) all rights, interests, choses in action, causes of action, claims and all other intangible property of each of the Grantors of every kind and nature (other than Accounts, Trademarks, Patents and Copyrights), in each instance whether now owned or hereafter acquired by such Grantor, including, without limitation, all general intangibles, but excluding avoidance causes of action under the Bankruptcy Code (it being understood and agreed, however, that the proceeds of any such avoidance causes of action shall be subject to the pledge and security interest granted herein and shall be available to repay the Obligations); all corporate and other business records; all loans, royalties, and other obligations receivable; all inventions, designs, trade secrets, computer programs, software, printouts and other computer materials, goodwill, registrations, copyrights, licenses, franchises, customer lists, credit files, correspondence, and advertising materials (to the extent the same are assignable by such Grantor under applicable law without the consent of the licensor or owner thereunder); all customer and supplier contracts, firm sale orders, rights under license and franchise agreements (including all license agreements with any other Person in connection with any of the Patents and Trademarks or such other Person's names or marks, whether such Grantor is a licensor or licensee under any such license agreement but only to the extent such license agreements are assignable by such Grantor under applicable law without the consent of the licensor thereunder), and other contracts and contract rights; all interests in partnerships and joint ventures; all tax refunds and tax refund claims; all right, title and interest under leases, subleases, licenses and concessions and other agreements to the extent assignable relating to real or personal property; all payments due or made to each of the Grantors in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property by any person or governmental authority; all deposit accounts (general or special) with any bank or other financial institution; all credits with and other claims against carriers and shippers; all rights to indemnification; all reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interest in trusts; all proceeds of insurance of which each of the Grantors is beneficiary; and all letters of credit, guaranties, liens, security interest and other security held by or granted to each of the Grantors; and all other intangible property, whether or not similar to the foregoing (collectively, the "General Intangibles");

     (f) all chattel paper, all instruments, all notes and debt instruments and all payments thereunder and instruments and other property from time to time delivered in respect thereof or in exchange therefor, and all bills of lading, warehouse receipts and other documents of title and documents, in each instance whether now owned or hereafter acquired by each of the Grantors;

     (g) all property or interests in property now or hereafter acquired by each of the Grantors which may be owned or hereafter may come into the possession, custody or control of the Agent or any agent or affiliate of the Agent in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise), and all rights and interests of each of the Grantors, now existing or hereafter arising and however and wherever arising, in respect of any and all (i) notes, drafts, letters of credits, stocks, bonds, and debt and equity securities, whether or not certificated, and warrants, options, puts and calls and other rights to acquire or otherwise relating to the same; (ii) money (including all cash and cash equivalents held in the Letter of Credit Account (as defined and referred to in the Credit Agreement)); (iii) proceeds of loans, including, without limitation, Loans made under the Credit Agreement; and (iv) insurance proceeds and books and records relating to any of the property covered by this Agreement; together, in each instance, with all accessions and additions thereto, substitutions therefor, and replacements, proceeds and products thereof;

     (h) all trademarks, trade names, trade styles, service marks, prints and labels on which said trademarks, trade names, trade styles and service marks have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any other country or political subdivision thereof (except for "intent to use" applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed), all whether now owned or hereafter acquired by each of the Grantors, including, but not limited to, those described in Schedule 3 annexed hereto and made a part hereof, and all reissues, extensions or renewals thereof and all licenses thereof (together, in each case, with the goodwill of the business connected with the use of, and symbolized by each such trademark, service mark, trade name and trade dress, all of the foregoing being herein referred to as the "Trademarks");

     (i) all letters patent of the United States or any other country, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, all whether now owned or hereafter acquired by each of the Grantors, including, but not limited to, those described in Schedule 3 annexed hereto and made a part hereof, and (ii) all reissues, continuations, continuations-in-part or extensions thereof and all licenses thereof (all of the foregoing being herein referred to as the "Patents");

     (j) all copyrights of the United States, or any other country, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof, or any other country or political subdivision thereof, all whether now owned or hereafter acquired by each of the Grantors, including, but not limited to, those described in Schedule 3 hereto and all renewals and extensions thereof and all licenses thereof (all of the foregoing being herein referred to as the "Copyrights");

     (k) all  books,  records,  ledger  cards  and  other  property  at any time
evidencing  or  relating  to  the  Accounts,   Equipment,  General  Intangibles,
Trademarks, Patents or Copyrights;

     (l) (i) all the shares of capital stock owned by each Grantor, as applicable, listed on Schedule 4 hereto of the issuers listed thereon (individually, an "Issuer", and collectively, the "Issuers") and all shares of capital stock of any Issuer obtained in the future by such Grantor and the certificates representing or evidencing all such shares (the "Pledged Shares");
(ii) all other property which may be delivered to and held by the Agent in respect of the Pledged Shares pursuant to the terms hereof; (iii) subject to
Section 9 below, all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in clauses (i) and (ii) above; and (iv) subject to Section 9 below, all rights and privileges of each Grantor, as applicable, with respect to the securities and other property referred to in clauses (i), (ii) and (iii) (the items referred to in clauses (i) through (iv) being collectively called the "Pledged Collateral");

     (m) all other personal property of each of the Grantors, whether tangible or intangible, and whether now owned or hereafter acquired; and

     (n) all proceeds and products of any of the foregoing, in any form, including, without limitation, any claims against third parties for loss or damage to or destruction of any or all of the foregoing and to the extent not otherwise included, all (i) payments under insurance (whether or not the Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (ii) cash.

Notwithstanding anything contained herein to the contrary, the total amount of shares of capital stock or other ownership interests of any Person pledged pursuant to this Agreement that is not incorporated or organized in the United States shall in no event exceed sixty-five percent (65%) of the total outstanding shares of capital stock or such other ownership interests thereof.

     SECTION 2. Security for Obligations. This Agreement and the Collateral secure the payment of all obligations of each of the Grantors, now or hereafter existing, under the Credit

Agreement and the other Loan Documents (and any other documents in respect of such obligations), and in respect of Indebtedness permitted by Sections 6.03(vi), (vii) and (viii) of the Credit Agreement, whether for principal, interest, fees, expenses or otherwise, and all obligations of each of the Grantors now or hereafter existing under or in respect of this Agreement (all such obligations of the Grantor being herein called the "Obligations").

     SECTION 3. Delivery of Pledged Collateral; Other Action. Upon written request by the Agent (and without further order of the Bankruptcy Court), all certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by the Agent pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent. All such certificates or instruments previously delivered by the Grantors to the Pre-Petition Agent shall be deemed to be held by the Agent. Upon the occurrence and during the continuance of any Event of Default, the Agent shall have the right (for the ratable benefit of the Banks), at any time in its discretion and without notice to the Grantors to transfer to or to register in the name of the Agent or any of its nominees any or all of the Pledged Collateral.

     SECTION 4. Representations and Warranties. Each Grantor, jointly and severally, represents and warrants as follows:

     (a) As of the Filing Date, all of the Inventory and/or Equipment is located at the places specified in Schedule 1 hereto. As of the Filing Date, the chief places of business and chief executive offices of each of the Grantors and the offices where each Grantor keeps its records concerning any Accounts and all originals of all chattel paper which evidence any Account are located at the places specified in Schedule 2 hereto. As of the Filing Date, all trade names under which each of the Grantors have sold and will sell Inventory are listed on
Schedule 3 hereto.

     (b) Each of the Grantors owns the Collateral free and clear of any lien, security interest, charge or encumbrance except for the security interest created by this Agreement and except as permitted under Section 6.01 of the Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except (x) such as may have been filed in favor of the Agent relating to this Agreement and (y) in favor of any holder of a Lien permitted under Section
6.01 of the Credit Agreement.

     (c) As of the Filing Date, no Grantor owns any material Trademarks, Patents or Copyrights or has any material Trademarks, Patents or Copyrights registered in, or the subject of pending applications in, the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, other than those described in Schedule 3 hereto. The registrations for the Collateral disclosed on such Schedule 3 hereto are valid and subsisting and in full force and effect to the extent they are material to the assets, properties, condition (financial or otherwise), operations or prospects of the Grantors taken as a whole. None of the material Patents or Copyrights have been abandoned or dedicated.

     (d) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

     (e) Each Grantor, as the case may be, is the legal and beneficial owner of the Pledged Shares as described on Schedule 4, free and clear of any lien, security interest, option or other charge or encumbrance, except for the security interest created by this Agreement and the Orders and Liens permitted under Section 6.01.

     (f) Except as  disclosed  on Schedule 4, the Pledged  Shares  described  in
Section 1(l) hereof constitute all of the issued and outstanding shares of stock of each of the Issuers and no Issuer is under any contractual obligation to issue any additional shares of stock or any other securities, rights or indebtedness.

     (g) Except for the Interim Order and the Final Order, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the grant and pledge by each of the Grantors of the security interests granted hereby or for the execution, delivery or performance of this Agreement by each of the Grantors or
(ii) for the perfection of the security interests or the exercise by the Agent of its rights and remedies hereunder.

     (h) The Borrower has been duly incorporated and is in good standing under the laws of the State of Delaware, and each other Grantor has been duly incorporated or organized, as the case may be, and is in good standing under the laws of its respective state of incorporation or organization as set forth in
Schedule 3.05 to the Credit Agreement.

     SECTION 5. Further Assurances.

     (a) Each of the Grantors agrees that from time to time, at the expense of the Grantors, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce any of its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, and without further order of the Bankruptcy Court, each of the Grantors will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, or as the Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby.

     (b) Each Grantor hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Grantor where permitted by law.

     (c) Each Grantor will furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

     SECTION 6. As to Equipment and Inventory. Each Grantor shall:

     (a) Keep the Equipment and Inventory (other than Inventory sold in the ordinary course of business) at the places specified therefor in Schedule 1 hereto or, upon 30 days' prior written notice to the Agent following any transfer thereof to a different jurisdiction, at other places in jurisdictions where all action required by Section 5 shall have been taken to assure the continuation of the perfection of the security interest of the Agent (for its benefit and the ratable benefit of the Banks) with respect to the Equipment and Inventory.

     (b) Subject to provisions of the Credit Agreement, maintain or cause to be maintained in good repair, working order and condition, excepting ordinary wear and tear and damage due to casualty, all of the Equipment, and make or cause to be made all appropriate repairs, renewals and replacements thereof, to the extent not obsolete and consistent with past practice of such Grantor, as quickly as practicable after the occurrence of any loss or damage thereto which are necessary or reasonably desirable to such end, except where the failure to do any of the foregoing would not result in a material adverse effect on the assets, properties, condition (financial or otherwise), operations or prospects of the Grantors, taken as a whole.

     (c) Until satisfaction in full of the Obligations, at any time when an Event of Default has occurred and is continuing: (i) each Grantor will perform any and all reasonable actions requested by the Agent to enforce the Agent's security interest in the Inventory and all of the Agent's rights hereunder, such as subleasing warehouses to the Agent or its designee, placing and maintaining signs, appointing custodians, transferring Inventory to warehouses, and delivering to the Agent warehouse receipts and documents of title in the Agent's name; (ii) if any Inventory is in the possession or control of any of the Grantors' agents, contractors or processors or any other third party (other than in connection with a temporary relocation of such inventory for a limited time such that the perfection of the security interests in such Inventory is not adversely affected thereby), each such Grantor will notify the Agent thereof and will notify such agents, contractors or processors or third party of the Agent's security interest therein and, upon request, instruct them to hold all such Inventory for the Agent and such Grantor's account, as their interests may appear, and subject to the Agent's instructions; (iii) the Agent shall have the right to hold all Inventory subject to the security interest granted hereunder; and (iv) the Agent shall have the right to take possession of the Inventory or any part thereof and to maintain such possession on such Grantor's premises or to remove any or all of the Inventory to such other place or places as the Agent desires in its sole discretion. If the Agent exercises its right to take possession of the Inventory, such Grantor, upon the Agent's demand, will assemble the Inventory and make it available to the Agent at such Grantor's premises at which it is located.

     SECTION 7. As to Accounts.

     (a) Each Grantor shall keep its chief place of business and chief executive office and the offices where it keeps its records concerning the Accounts, and the offices where it keeps all originals of all chattel paper which evidence Accounts, at the location or locations therefor specified in Section 4(a) or, upon 15 days' prior written notice to the Agent, at such other locations in a jurisdiction where all actions required by Section 5 shall have been taken with respect to the Accounts. Each Grantor will hold and preserve such records and chattel paper and will permit representatives of the Agent, at any time during normal business hours and upon reasonable prior written notice, to inspect and make abstracts from such records and chattel paper in accordance with Section 5.06 of the Credit Agreement.

     (b) Except as otherwise provided in this subsection (b), each Grantor shall continue to collect in accordance with its customary practice, at its own expense, all amounts due or to become due to such Grantor under the Accounts and, prior to the occurrence and continuance of an Event of Default, such Grantor shall have the right to adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon, all in accordance with its customary practices. In connection with such collections, the Grantors may, upon the occurrence and during the continuation of an Event of Default, take (and at the direction of the Agent shall take) such action as the Grantors or the Agent may reasonably deem necessary or advisable to enforce collection of the Accounts; provided, that upon written notice by the Agent to any Grantor, following the occurrence and during the continuation of an Event of Default, of its intention so to do, the Agent shall have the right to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to the Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Accounts, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by such Grantor of the notice referred to in the proviso to the preceding sentence, and unless and until such notice is rescinded by the Agent by written notice to such Grantor (i) all amounts and proceeds (including instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of the Agent (for the ratable benefit of the Banks) hereunder, shall be segregated from other funds of the Grantors and shall be forthwith paid over to the Agent in the same form as so received (with any necessary endorsement) to be held as cash collateral and either (A) released to the Grantors if such Event of Default shall have been cured or waived or (B) if such Event of Default shall be continuing, applied as provided by Section 15, and (ii) the Grantors shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

     SECTION 8. As to Trademarks, Patents and Copyrights.

     (a) Each Grantor shall, either itself or through licensees, continue to use the Trademarks as each is currently used in the Grantor's business in order to maintain the Trademarks in full force free from any claim of abandonment for nonuse and each such Grantor will not (and will not permit any licensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated, unless such failure to use a Trademark is not reasonably likely to have a material adverse effect on the assets, properties, condition (financial or otherwise), operations or prospects of the Grantors taken as a whole.

     (b) No Grantor will do any act, or omit to do any act, whereby the Patents or Copyrights may become abandoned or dedicated and each such Grantor shall notify the Agent immediately if it knows of any reason or has reason to know that any application or registration may become abandoned or dedicated, unless such abandonment or dedication is not reasonably likely to have a material adverse effect on the condition (financial or otherwise), operations or properties of the Grantors taken as a whole.

     (c) No Grantor will, either itself or through any agent, employee, licensee or designee, (i) file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof or
(ii) file any assignment of any patent or trademark, which such Grantor may acquire from a third party, with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, unless such Grantor shall, within 30 days after the date of such filing, notify the Agent thereof, and, upon request of the Agent, execute and deliver any and all assignments, agreements, instruments, documents and papers as the Agent may request to evidence the Agent's interest in such Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby, and such Grantor hereby constitutes the Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all lawful acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Obligations are paid in full.

     (d) Each Grantor will take all necessary steps in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain in all material respects each application and registration of all material Trademarks, Patents and Copyrights, including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings.

     (e) Each Grantor will, without further order of the Bankruptcy Court, perform all acts and execute and deliver all further instruments and documents, including, without limitation, assignments for security in form suitable for filing with the United States Patent and Trademark Office, and the United States Copyright Office, respectively, reasonably requested by the Agent at any time to evidence, perfect, maintain, record and enforce the Agent's interest in all material Trademarks, Patents and Copyrights or otherwise in furtherance of the provisions of this Agreement, and each Grantor hereby authorizes the Agent to execute and file one or more accurate financing statements (and similar documents) or copies thereof or of this Security Agreement with respect to material Patents, Trademarks and Copyrights signed only by the Agent.

     (f) Each Grantor will, upon acquiring knowledge of any use by any person of any term or design likely to cause confusion with any material Trademark, promptly notify the Agent of such use, and if requested by the Agent, shall join with the Agent, at such Grantor's expense, in such action as the Agent, in its reasonable discretion, may deem advisable for the protection of the Agent's interest in and to the Trademarks.

     SECTION 9. As to the Pledged Collateral; Voting Rights; Dividends; Etc.

     (a) So long as no Event of Default shall have occurred and be continuing:

          (i) the Grantors (as applicable) shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement;

          (ii) notwithstanding the provisions of Section 1 hereof, such Grantors shall be entitled to receive and retain any and all dividends and other distributions paid in respect of the Pledged Collateral; provided, that any and all

          (A) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, and

          (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus,

          (C) cash paid, payable or otherwise distributed in respect of, or in redemption of, or in exchange for, any Pledged Shares;

shall be, and shall be forthwith delivered to the Agent to hold as Pledged Collateral and shall, if received by any of the Grantors, be received in trust for the benefit of the Agent, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement); and

          (iii) the Agent shall execute and deliver (or cause to be executed and delivered) to the Grantors (as applicable) all such proxies and other instruments as the Grantors (as applicable) may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) above;

          (b) Upon the  occurrence  and  during the  continuance  of an Event of
     Default:

          (i) upon written notice from the Agent to the Grantors (as applicable) to such effect, all rights of such Grantors (as applicable) to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 9(a)(i) and to receive the dividends which it would otherwise be authorized to receive and retain pursuant to Section 9(a)(ii) shall cease, and all such rights shall thereupon become vested in the Agent, who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral any such dividends; and

          (ii) all dividends which are received by such Grantors contrary to the provisions of paragraph (i) of this Section 9(b) shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Grantors and shall be forthwith paid over to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

     SECTION 10. Insurance. Upon the occurrence and during the continuance of any Event of Default, all insurance payments in respect of Inventory and Equipment shall be held, applied and paid to the Agent as specified in Section 15 hereof.

     SECTION 11. Transfers to Others; Liens; Additional Shares. Each Grantor shall not:

     (a) Sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except for dispositions otherwise permitted by the Credit Agreement.

     (b) Create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral to secure any obligation of any person or entity, except for the security interest created by this Agreement, the Credit Agreement and the Orders, or except as otherwise permitted by the Credit Agreement.

     (c) Each of the Grantors (as applicable) agrees that it will (i) cause each of the Issuers that are wholly-owned Subsidiaries not to issue any stock or other securities in addition to or substitution for the Pledged Shares issued by such Issuer, except to the respective Grantor and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all such additional shares of stock or other securities of each Issuer of the Pledged Shares.

     SECTION  12.  Agent   Appointed   Attorney-in-Fact.   Each  Grantor  hereby
irrevocably appoints the Agent such Grantor's attorney-in-fact (which appointment shall be irrevocable and deemed coupled with an interest), with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Agent's discretion, upon and during the occurrence and continuation of an Event of Default, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

          (i) to obtain and adjust insurance required to be paid to the Agent pursuant to Section 10,

          (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

          (iii)  to   receive,   endorse,   and  collect  any  drafts  or  other
     instruments,  documents and chattel paper, in connection with clause (i) or
     (ii) above,

          (iv) to receive, endorse and collect all instruments made payable to the Grantors representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, and

          (v) to file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent with respect to any of the Collateral.

     SECTION 13. Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Agent incurred in connection therewith (as to which invoices have been furnished) shall be payable by the Grantors under Section 16(b).

     SECTION 14. The Agent's Duties. The powers conferred on the Agent hereunder are solely to protect its interest and the interests of the Banks in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, including, without limitation, ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Agent has or is deemed to have knowledge of such matters.

     SECTION 15. Remedies. If any Event of Default shall have occurred and be continuing, and subject to the provisions of Section 7 of the Credit Agreement:

     (a) The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, and without application to or order of the Bankruptcy Court, all the rights and remedies of a secured party on default under the Uniform Commercial Code and also may (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to the Agent at a place to be designated by the Agent which is reasonably convenient to both parties and (ii) without notice except as specified in the following sentence, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of such sale shall be required by law, at least ten days' notice to the Grantors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     (b) The Agent may instruct the Grantors not to make any further use of the Patents, Copyrights or Trademarks or any mark similar thereto for any purpose to the extent that such use would be inconsistent with the exercise by the Agent of any other remedies under this Section.

     (c) The Agent may license, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any of the Trademarks, Patents or Copyrights throughout the world for such term or terms, on such conditions, and in such manner, as the Agent shall in its sole discretion determine.

     (d)  The  Agent  may  (without   assuming  any   obligations  or  liability
thereunder), at any time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of the Grantors in, to and under any one or more license agreements with respect to the Collateral, and take or refrain from taking any action under any thereof, and each of the Grantors hereby releases the Agent from, and agrees to hold the Agent free and harmless from and against any claims arising out of, any action taken or omitted to be taken with respect to any such license agreement except claims involving gross negligence, willful misconduct or bad faith of the Agent.

     (e) In the event of any such license, assignment, sale or other disposition of the Collateral, or any of it, each Grantor shall supply its know-how and expertise relating to the Trademarks, Patents or Copyrights, and its customer lists and other records relating to the Trademarks, Patents or Copyrights to the Agent or its designee.

     (f) In order to implement the assignment, sale or other disposal of any of the Trademarks, Patents or Copyrights, the Agent may, at any time, pursuant to the authority granted in Section 12 hereof, execute and deliver on behalf of the Grantors, one or more instruments of assignment of the Trademarks, Patents or Copyrights (or any application of registration thereof), in form suitable for filing, recording or registration in any country.

     (g) All cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and then or at any time thereafter or shall, upon instruction from the Required Banks, be applied (after payment of any amounts payable to the Agent pursuant to Section 16 hereof) in whole or in part against, all or any part of the Obligations in such order as provided for in the Credit Agreement. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Obligations shall be paid over to the Grantors or to whomsoever may be lawfully entitled to receive such surplus.

     (h) If at any time when the Agent shall determine to exercise its right to sell all or any part of the Pledged Collateral pursuant to this Section 15, such Pledged Collateral or the part thereof to be sold shall not be effectively registered under the Securities Act of 1933, as amended, and as from time to time in effect, and the rules and regulations thereunder (the "Securities Act"), the Agent is hereby expressly authorized to sell such Pledged Collateral or such part thereof by private sale in such manner and under such circumstances as the Agent may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Agent, in compliance with applicable securities laws, (a) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged

Collateral or such part thereof shall have been filed under such Securities Act,
(b) may approach and negotiate with a restricted number of potential purchasers to effect such sale and (c) may restrict such sale to purchasers as to their number, nature of business and investment intention including without limitation to purchasers each of whom will represent and agree to the satisfaction of the Agent that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Collateral, or part thereof, it being understood that the Agent may cause or require each Grantor, and each Grantor hereby agrees upon the written request of the Agent, to cause
(i) a legend or legends to be placed on the certificates to be delivered to such purchasers to the effect that the Pledged Collateral represented thereby have not been registered under the Securities Act and setting forth or referring to restrictions on the transferability of such securities; and (ii) the issuance of stop transfer instructions to such Issuer's transfer agent, if any, with respect to the Pledged Collateral, or, if such Issuer transfers its own securities, a notation in the appropriate records of such Issuer. In the event of any such sale, each Grantor does hereby consent and agree that the Agent shall incur no responsibility or liability for selling all or any part of the Pledged
Collateral at a price which the Agent may deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were public and deferred until after registration as aforesaid.

     SECTION 16. Indemnity and Expenses.

     (a) Each Grantor, jointly and severally, agrees to indemnify the Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities directly arising from the Agent's own gross negligence, willful misconduct or bad faith.

     (b) The Grantors will upon demand pay to the Agent the amount of any and all reasonable expenses (as to which invoices have been furnished), including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Agent hereunder or (iv) the failure by any of the Grantors to perform or observe any of the provisions hereof.

     (c) The Grantors assume all responsibility and liability arising from the use of the Trademarks, Patents and Copyrights.

     (d) Each of the Grantors agrees that the Agent does not assume, and shall have no responsibility for, the payment of any sums due or to become due under any agreement or contract included in the Collateral or the performance of any obligations to be performed under or with respect to any such agreement or contract by any of the Grantors, and except as the same may have resulted from the gross negligence, willful misconduct or bad faith of the Agent, each of the Grantors hereby jointly and severally agree to indemnify and hold the Agent harmless with respect to any and all claims by any person relating thereto.

     SECTION 17. Security Interest Absolute. All rights of the Agent and security interests hereunder, and all obligations of each of the Grantors hereunder, shall be absolute and unconditional, irrespective of any circumstance which might constitute a defense available to, or a discharge of, any guarantor or other obligor in respect of the Obligations.

     SECTION 18. Amendments; Etc. No amendment or waiver of any provision of this Agreement, nor any consent to any departure by any of the Grantors herefrom, shall in any event be effective unless the same shall be in writing and signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 19. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and shall be given in accordance with the applicable provisions of the Credit Agreement.

     SECTION 20. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full of the Obligations, (ii) be binding upon each of the Grantors, their successors and assigns and (iii) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and each of the Banks and their respective successors, transferees and assigns. Upon the payment in full of the Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantors subject to any existing liens, security interests or encumbrances on such Collateral. Upon any such termination, the Agent will, at the Grantor's expense, execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.

     SECTION 21. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York and by Federal law (including, without limitation, the Bankruptcy Code) to the extent the same has pre-empted the law of the State of New York or such other jurisdiction.

     SECTION 22. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                            [Signature Pages Follow]

     IN WITNESS WHEREOF, each of the Grantors and the Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                            GRANTORS:

                                            KASPER A.S.L. LTD.



                                            By:/s/ Lee S. Sporn
                                               ----------------
                                            Name: Lee S. Sporn
                                            Title:  Authorized Signatory


                                            A.S.L. RETAIL OUTLETS, INC.



                                            By:/s/ Lee S. Sporn
                                               -----------------
                                            Name: Lee S. Sporn
                                            Title:  Authorized Signatory


                                            ASL/K LICENSING CORP.



                                            By:/s/ Lee S. Sporn
                                               -----------------
                                            Name: Lee S. Sporn
                                            Title:  Authorized Signatory


                                            KASPER HOLDINGS INC.




                                            By:/s/ Lee S. Sporn
                                               -----------------
                                            Name: Lee S. Sporn
                                            Title:  Authorized Signatory

                                            AKC ACQUISITION, LTD.



                                            By:/s/ Lee S. Sporn
                                               -----------------
                                            Name: Lee S. Sporn
                                            Title:  Authorized Signatory

                                            LION LICENSING, LTD.



                                            By:/s/ Lee S. Sporn
                                               -----------------
                                            Name: Lee S. Sporn
                                            Title:  Authorized Signatory

                                            JPMORGAN CHASE BANK,
                                                Individually and as Agent



                                            By:/s/ Susan H. Atha
                                               -----------------
                                            Title: Vice President

                               SUBSIDIARY GUARANTY

     SUBSIDIARY GUARANTY, dated as of February 5, 2002 (together with any amendments, restatements, modifications and supplements, the "Guaranty") made by Kasper A.S.L. Europe, Ltd., a Delaware corporation, Asia Expert Limited, a Hong Kong corporation, and Tomwell Limited, a Hong Kong corporation, (each individually a "Guarantor" and collectively, the "Subsidiary Guarantors"), in favor of the Banks party to the DIP Credit Agreement (as hereinafter defined). Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the DIP Credit Agreement.

     WHEREAS, contemporaneously with the execution and delivery of this Guaranty, Kasper A.S.L., Ltd. (the "Borrower") is entering into the Revolving Credit and Guaranty Agreement, dated as of February 5, 2002 (as amended, modified or otherwise supplemented from time to time, the "DIP Credit Agreement") among the Borrower, the Banks party thereto (the "Banks"), CIT Group/Commercial Services, Inc. as collateral monitor (the "Collateral Monitor"), and JPMorgan Chase Bank, as administrative agent (the "Agent");

     WHEREAS, it is a condition precedent to the effectiveness of the DIP Credit Agreement that the Subsidiary Guarantors shall have executed and delivered to the Agent and the Banks this Guaranty;

     NOW, THEREFORE, in consideration of the Banks' agreement to enter into the DIP Credit Agreement on the terms and conditions set forth therein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Subsidiary Guarantors, each Subsidiary Guarantor agrees with the Agent and the Banks as follows:

     SECTION 1. Guaranty. (a) Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees the due and punctual payment by the Borrower, whether at stated maturity, by acceleration or otherwise, of the Obligations. Each Subsidiary Guarantor agrees that: (i) its guarantee shall be joint and several with the guarantee of each other Subsidiary Guarantor; and (ii) it is directly and primarily liable for the Obligations.

     SECTION 2. Guaranty of Payment. Each Subsidiary Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment and performance when due and not just of collection, and waives any right to require that any resort be had by the Agent, a Bank or the Collateral Monitor to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Agent, a Bank or the Collateral Monitor in favor of the Borrower, any Guarantor, any Subsidiary Guarantor or to any other Person.

     SECTION 3. Guaranty Absolute. Each Subsidiary Guarantor guarantees that the Obligations will be performed and paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent, the Bank or the Collateral Monitor with respect thereto and without any setoff, counterclaim or defense. The obligations of the Subsidiary

Guarantors hereunder are independent of the obligations of other persons under any other related document, and a separate action or actions may be brought and prosecuted hereunder whether the action is brought against any such person or whether any such person is joined in any such action or actions. The liability of the Subsidiary Guarantors under this Guaranty shall be absolute and unconditional, and shall not be affected or released in any way, irrespective of:

          (i) any lack of validity, legality or enforceability of the Obligations or any instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this Guaranty. Neither of the Agent nor any of the Banks makes any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to any Subsidiary Guarantor in respect of the management and maintenance of the Obligations;

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from any document evidencing or relating to any of the Obligations or any of the Loan Documents, including, but not limited to, an increase or decrease in the Obligations;

          (iii) any taking and holding of collateral or additional guarantees for all or any of the Obligations, or any amendment, alteration, exchange, substitution, transfer, enforcement, waiver, subordination, termination, or release of any collateral or such guarantees, or any non-perfection of any collateral or any consent to departure from any such guaranty;

          (iv) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or the manner of sale of any collateral;

          (v) any consent by the Agent or the Banks to the change, restructuring or termination of the corporate structure or existence of the Borrower or any affiliate thereof and any corresponding restructuring of the Obligations, or any other restructuring or refinancing of the Obligations or any portion thereof;

          (vi) any modification, compromise, settlement or release by the Agent or the Banks, by operation of law or otherwise, collection or other liquidation of the Obligations or the liability of the Borrower, any Guarantor or any other Subsidiary Guarantor, or of any collateral, in whole or in part, and any refusal of payment by the Agent or the Banks, in whole or in part, from any Guarantor or any other Subsidiary Guarantor in connection with any of the Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, any Subsidiary Guarantor;

          (vii) the waiver of the performance or observance by the Borrower of any agreement, covenant, term or condition to be performed by it;

          (viii) the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the property, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar application or proceeding affecting the Borrower or any of its assets;

          (ix) subject to the provisions of Section 7.01 of the DIP Credit Agreement, upon the Obligations becoming due and payable (by acceleration or otherwise), the Agent, the Banks and the Collateral Monitor shall be entitled to immediate payment of all such Obligations by the Subsidiary Guarantors (or any of them) upon written demand by the Agent, without further application to or order of the Bankruptcy Court;

          (x) Each of the Subsidiary Guarantors hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the Borrower and of any other Subsidiary Guarantor and any circumstances affecting the ability of the Borrower to perform under the DIP Credit Agreement;

          (xi) the release of the Borrower from the performance or observance of any agreements, covenants, terms or conditions contained in any agreement or document evidencing or relating to the Obligations or any of the Loan Documents by operation of law; or

          (xii) any other circumstance (including, but not limited to, any statute of limitations) which might otherwise constitute a defense available to, or a discharge of, any Subsidiary Guarantor.

     This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Banks upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

     SECTION 4. Currency and Funds of Payment. Each Subsidiary Guarantor hereby promises that its obligations will be paid in lawful currency of the United States of

America and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Obligations, or the rights of the Agent with respect thereto as against the Borrower, or cause or permit to be invoked any alteration in the time, amount or manner of payment by the Borrower of any or all of the Obligations.

     SECTION 5. Events of Default. In the event that:


          (i) any representation or warranty made by any Subsidiary Guarantor hereunder shall prove to have been false in any material respect; or

          (ii) any Event of Default shall occur by the Borrower or any Guarantor under the DIP Credit Agreement which remains uncured after any applicable grace period,

(each of the foregoing a "Guaranty Event of Default" hereunder) then at the Agent's election and after ten (10) days prior written notice thereof, so long as such Guaranty Event of Default shall be continuing, the Subsidiary Guarantors' obligations hereunder shall immediately become due and payable in all respects.

     SECTION 6. Waivers. Each Subsidiary Guarantor waives presentment to, demand of payment from and protest to the Borrower, or any guarantor of any of the Obligations, and also waives notice of acceptance of their guarantee and notice of protest for non-payment. Each Subsidiary Guarantor hereby further waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that the Agent, the Banks or the Collateral Monitor protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Borrower, or any other person or any collateral.

     SECTION 7. Covenants. Each Subsidiary Guarantor hereby waives any right to require the Agent, the Banks or the Collateral Monitor to proceed against the Borrower, any Guarantor, or any other Subsidiary Guarantor, or any Person or proceed against any collateral, or pursue any other remedy in the power of the Agent, the Banks or the Collateral Monitor.

     SECTION 8. Subrogation. Upon payment by any Subsidiary Guarantor of any sums to the Agent, the Banks or the Collateral Monitor hereunder, all rights of such Subsidiary Guarantor against the Borrower (or, if applicable, any Guarantor) arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior final and indefeasible payment in full of all the Obligations. If any amount shall be paid to any Subsidiary Guarantor for the account of the Borrower, such amount shall be held in trust for the benefit of the Agent and the Banks and shall forthwith be paid to the Agent and the Banks to be credited and applied to the Obligations, whether matured or unmatured.

     SECTION 9. Subordination. While this Guaranty is in effect, each Subsidiary Guarantor hereby unconditionally subordinates all present and future claims of such Subsidiary Guarantor against the Borrower, any Guarantor or any other Subsidiary Guarantor to the Obligations, and all amounts due under such claims shall, upon the occurrence and during the continuance of a Guaranty Event of Default, be collected and paid over forthwith to the Agent on account of such Subsidiary Guarantor's obligations and, pending such payment, shall be held by such Subsidiary Guarantor as agent and bailee of the Agent separate and apart from all other funds, property and accounts of such Subsidiary Guarantor.

     SECTION 10. Amendments, Etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by any Subsidiary Guarantor herefrom shall in any event be effective unless the same shall be in writing and signed by the Agent and the Required Banks and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 11. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be given in the manner set forth in
Section 10.01 of the DIP Credit Agreement addressed to such Subsidiary Guarantor c/o the Borrower at the address specified by the Borrower in Section 10.01 of the DIP Credit Agreement, and with copies specified therein, if to the Agent and the Banks to their respective addresses as specified in the DIP Credit Agreement.

     SECTION 12. No Waiver, Remedies. No failure on the part of the Agent or the Banks to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law, the DIP Credit Agreement or any other agreement relating to the Obligations.

     SECTION 13. Right of Set-off. Upon the occurrence and during the continuance of any Guaranty Event of Default, the Agent and the Banks are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent and the Banks to or for the credit or the account of any Subsidiary Guarantor against any and all of the obligations hereunder of that Subsidiary Guarantor now or hereafter existing under this Guaranty, irrespective of whether the Agent and the Banks shall have made any demand under this
Guaranty and although such obligations hereunder may be contingent and unmatured. The rights of the Agent and the Banks under this Section 13 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Agent and the Banks may have.

     SECTION 14. Continuing Guaranty; Release of Guaranty. This Guaranty is a continuing guarantee and shall (i) remain in full force and effect until the indefeasible payment in full in cash of all of the Obligations and all other amounts payable under this Guaranty, (ii) be binding upon each Subsidiary Guarantor, and their successors and assigns, provided, however, that none of the Subsidiary Guarantors shall be permitted to assign any of its rights, powers, duties or obligations under this Guaranty or any other interest herein without the prior written consent of the Agent, and (iii) inure to the benefit of and be enforceable by the Agent and the Banks and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause
(iii), the Agent and the Banks may assign or otherwise transfer any instrument of indebtedness of the Borrower held by it, or any interest therein, or grant any participation in its rights or Obligations under any agreement relating to the Obligations and the DIP Credit Agreement subject to the provisions of such agreement to any other person, and such other person shall thereupon become vested with all the rights in respect thereof granted to the Agent and the Banks.

     SECTION 15. Reinstatment. Each Subsidiary Guarantor agrees that this Guaranty shall continue to be effective or reinstated, as the case may be, at any time payment received by the Agent, the Banks or the Collateral Monitor under this Guaranty is rescinded or must be restored for any reason.

     SECTION 16. Suits. Each Subsidiary Guarantor from time to time shall pay to the Agent, on demand, at such location set forth in Section 10.01 of the DIP Credit Agreement, the Obligations as they become or are declared due, and in the event such payment is not made forthwith, the Agent may proceed to suit against such Subsidiary Guarantor. At the Agent's election, one or more and successive or concurrent suits may be brought hereon by the Agent against the one or more Subsidiary Guarantors, whether or not suit has been commenced against the Borrower, any other guarantor of the Obligations or any other person and whether or not the Agent has taken or failed to take any other action to collect all or any portion of the Obligations or has taken or failed to take any actions against any collateral securing payment or performance of all or any portion of the Obligations.

     SECTION 17. Waiver of Jury Trial. EACH OF THE SUBSIDIARY GUARANTORS, THE AGENT AND EACH BANK HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 18. Applicable Law. THIS GUARANTY SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (TO THE EXTENT APPLICABLE) AND THE BANKRUPTCY CODE.

     SECTION 19. Expenses of the Banks. Whether or not the transactions hereby contemplated shall be consummated, following the occurrence of a Guaranty Event of Default, the Subsidiary Guarantors agree to pay (but only to the extent not previously paid by the Borrower or the Guarantors pursuant to Section 10.05 of the DIP Credit Agreement) all reasonable and documented out-of-pocket expenses incurred by the Agent (including but not limited to the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP, special counsel for the Agent, any other counsel that the Agent shall retain and any internal or third-party appraisers, consultants and auditors advising the Agent and J.P. Morgan Securities Inc.) and the Collateral Monitor (including but not limited to the reasonable fees and disbursements of Hahn & Hessen LLP, counsel for the Collateral Monitor and any internal or third-party appraisers, consultants and auditors advising the Collateral Monitor) in connection with the enforcement or protection of their rights in connection with this Guaranty including, but not limited to, the reasonable fees and disbursements of counsel for the Agent, the Banks and the Collateral Monitor. The obligations of the Subsidiary Guarantors under this Section shall survive the termination of this Agreement and/or the payment of the Loans.

     SECTION 20. Indemnification. Each Subsidiary Guarantor agrees to indemnify and hold harmless the Agent, J.P. Morgan Securities Inc., each Fronting Bank, the Collateral Monitor and the Banks and their directors, officers, employees, agents and Affiliates (each an "Indemnified Party") from and against any and all expenses, losses, claims, damages and liabilities incurred by such Indemnified Party arising out of claims made by any Person in any way relating to the transactions contemplated hereby and by the Loan Documents, but excluding therefrom all expenses, losses, claims, damages, and liabilities to the extent that they are determined by the final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party. The obligations of the Subsidiary Guarantors under this Section shall survive the termination of this Guaranty, the DIP Credit Agreement and/or the payment of the Loans.

     SECTION 21. Representations and Warranties. Each Subsidiary Guarantor warrants and represents to the Agent that it is duly authorized to execute, deliver and perform this Guaranty, that this Guaranty is legal, valid, binding and enforceable against such Subsidiary Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and by general equitable principles; and that such Subsidiary Guarantor's execution, delivery and performance of this Guaranty do not violate or constitute a breach of its certificate of incorporation or other documents of organization or other documents of corporate or entity governance or any agreement to which such Subsidiary Guarantor is a party, or any applicable laws, orders, regulations, decrees or awards of any applicable governmental authority or arbitrating body. may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

     SECTION 22. Severability. In case any provision hereof shall be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other right granted hereby or provision hereof.

     SECTION 23. Counterparts. This Guaranty may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.

     SECTION 24. Entire Agreement. This Guaranty constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Guaranty nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than by an agreement, in writing signed by the parties hereto.

                         [Signatures on Following Page]

     IN WITNESS WHEREOF, each Subsidiary Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                              KASPER A.S.L. EUROPE, LTD.



                                              By: /s/ Lee S. Sporn
                                                 -----------------
                                               Name: Lee S. Sporn
                                               Title: Vice President/Secretary



                                              ASIA EXPERT LIMITED



                                              By: /s/ Lee S. Sporn
                                                 -----------------
                                               Name: Lee S. Sporn
                                               Title: Vice President/Secretary




                                              TOMWELL LIMITED



                                              By: /s/ Lee S. Sporn
                                                 -----------------
                                               Name: Lee S. Sporn
                                               Title: Vice President/Secretary




                                              JPMORGAN CHASE BANK, as Agent


                                              By: /s/ Susan Atha
                                                 -----------------
                                               Name: Susan Atha
                                               Title: Vice President